Exhibit 10.2
Execution Version

CREDIT AGREEMENT
Dated as of August 1, 2024
among
CIRRATA GROUP LLC,
as a Borrower,
CIRRATA V LLC,
as a Borrower,
CIRRATA V UK LIMITED,
as a Borrower
AMBAC FINANCIAL GROUP, INC.,
as the Parent,
UBS AG, STAMFORD BRANCH
as the Agent, and
THE LENDERS PARTY HERETO
______________________
UBS SECURITIES LLC
as Lead Arranger and Bookrunner

TABLE OF CONTENTS
i

APPENDICES
Appendix A-1    Commitments
SCHEDULES
Schedule 5.05    Litigation
Schedule 5.14(a)    Options, Warrants, Calls, Rights, Commitments or Other Agreements
Schedule 5.14(b)    Subsidiaries
Schedule 7.01    Existing Indebtedness
Schedule 7.02    Existing Liens
Schedule 7.07    Existing and Committed Investments
Schedule 7.10    Restrictive Agreements
Schedule 11.02    Addresses for Notices
EXHIBITS
Exhibit A-1    Form of Compliance Certificate
Exhibit A-2     Form of Company Audit Certificate
Exhibit B    Form of Note
Exhibit C-1    Form of Loan Notice
Exhibit C-2    Form of Continuation/Conversion Notice
Exhibit D    Form of Assignment and Assumption
Exhibit E    Form of U.S. Pledge Agreement
Exhibit F-1    United States Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-2    United States Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-3    United States Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-4    United States Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G    Form of Global Note

v

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of August 1, 2024, by and among CIRRATA GROUP LLC, a Delaware limited liability company (“Cirrata Group”), CIRRATA V LLC, a Delaware limited liability company (“Cirrata V”), CIRRATA V UK LIMITED, a limited liability company incorporated under the laws of England and Wales with company number 15854655 (“Cirrata UK”, and together with Cirrata Group and Cirrata V, the “Borrowers”; individually, each a “Borrower”) AMBAC FINANCIAL GROUP, INC., a Delaware corporation (the “Parent”), the lenders from time to time party to this Agreement (collectively, the “Lenders”; individually, each a “Lender”), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the “Agent”) for the Lenders.
WHEREAS, the Borrowers desire to obtain from the Lenders a term loan facility in an aggregate principal amount of $150,000,000;
WHEREAS, the Borrowers intend to use the proceeds of the term loan facility to (i) finance the acquisition by the Beat Purchaser (as defined below) of 60% of the outstanding ordinary shares of Beat Capital Partners Limited (the “Company”) pursuant to the Share Purchase Agreement, dated as of June 4, 2024 (as amended, supplemented, modified or assigned from time to time in accordance with the terms hereof and thereof, together with the exhibits and disclosure schedules thereto, the “Acquisition Agreement”) by and among the Beat Purchaser, the Parent, each of the sellers named therein (the “Sellers”) and the Company (the “Beat Acquisition”) and (ii) pay fees and expenses incurred in connection with the Transactions (as defined below).
WHEREAS, (i) the Parent is willing to guarantee the foregoing obligations of the Borrowers and to provide a pledge of the Capital Stock of Everspan Holdings, LLC, a Delaware limited liability company (“Everspan”) as security for such obligations and (ii) Cirrata V and Cirrata UK are willing to provide a pledge of all of the Capital Stock of the Company held by them as security for such obligations, all on the terms set forth herein and in the Security Documents.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
Article 1
Definitions
Section 1.1.Certain Defined Terms.
The following terms have the following meanings:
“AAC” means Ambac Assurance Corporation, a Wisconsin stock insurance company.
“Acquisition” means (a) any Investment by the Parent or any Borrower in a Person whereby such Person becomes a direct or indirect Subsidiary of the Parent or is merged, consolidated or amalgamated with or into the Parent or such Borrower (including any Investment in a Subsidiary or joint venture that serves to increase the Parent’s or any Borrower’s ownership interests therein) or (b) an acquisition by the Parent or any Borrower of the property and assets of any Person that constitutes all or substantially all of the assets of such Person or any division, line of business, book of business or business unit of such Person; provided that capital expenditures (as determined in accordance with GAAP) that do not, individually or as part of a series of related transactions, result in the acquisition of all or substantially all of the assets of any Person or any division, line of business, book of business or business unit of such Person shall be deemed not to be Acquisitions.

“Acquisition Agreement” has the meaning specified in the recitals to this Agreement.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.
“Agent” means UBS AG, Stamford Branch, in its capacity as administrative agent under the Loan Documents.
“Agent-Related Persons” means the Agent and the Arranger in each case together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Agent may from time to time specify.
“Agreement” means this Credit Agreement.
“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with such Insurance Subsidiary’s domiciliary insurance commissioner (or similar authority), which statement shall be in the form required by such Insurance Subsidiary’s domiciliary insurance commissioner (or similar authority), or if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such domiciliary insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent and its Subsidiaries concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.
“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to an Obligor and its Subsidiaries, related to terrorism financing or money laundering including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the UK Proceeds of Crime Act 2002 and the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017.
“Applicable Margin” means, as of any date of determination, a percentage per annum equal to: (a) in respect of SOFR Loans, 4.50% and (b) in respect of Base Rate Loans, 3.50%; provided that the Applicable Margin shall automatically increase to (i) 5.50% in respect of SOFR Loans and 4.50% in respect of Base Rate Loans on November 1, 2024, (ii) 6.50% in respect of SOFR Loans and 5.50% in respect of Base Rate Loans on February 1, 2025 and (iii) 7.50% in respect of SOFR Loans and 6.50% in respect of Base Rate Loans on May 1, 2025.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Obligor provides to the Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or Lenders by means of electronic communications pursuant to Section 11.02(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means UBS Securities LLC.
“Asset Sale” means, without duplication, any Disposition or series of related Dispositions by the Parent, any Borrower or any Pledged Entity of (i) AAC and its subsidiaries pursuant to the Aurora Transaction Agreements or any other Disposition of the Capital Stock of AAC or (ii) the Capital Stock of any direct Subsidiary of such Person which is an operating company (which shall (x) include any repurchase or redemption of Capital Stock constituting Collateral by the issuer of such Capital Stock and (y) exclude any Disposition to Parent or any Subsidiary).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee substantially in the form of Exhibit D or in another form reasonably acceptable to the Agent and the Borrowers.
“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external legal counsel.
“Aurora Transaction Agreements” means the Stock Purchase Agreement, dated June 4, 2024, between Ambac Financial Group, Inc. and American Acorn Corporation, together with the other agreements contemplated thereunder.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.08(d).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the Prime Rate and (c) Term SOFR for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the Business Day immediately preceding such day) plus 1.00% per annum. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Beat Acquisition” has the meaning specified in the recitals to this Agreement.
“Beat Purchaser” means, either Cirrata V or, if Cirrata V assigns its rights as a “Purchaser” under the Acquisition Agreement to Cirrata UK on or prior to the Closing Date, Cirrata UK.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.08.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than 0.00%, such Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.08 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.08.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower Representative” means Cirrata V LLC, in its capacity as Borrower Representative pursuant to the provisions of Section 1.08.
“Borrowers” has the meaning specified in the introduction to this Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent’s Office is located or New York City and, if such day relates to any SOFR Loan, means any such day that is also a U.S. Government Securities Business Day.
“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity of any bank or of any corporation controlling a bank.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase any of the foregoing; provided that, for the avoidance of doubt, Capital Stock shall not be deemed to include debt convertible or exchangeable for any of the foregoing.
“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of this definition, whenever in this Agreement is it necessary to determine whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on January 1, 2016.
“Cash Contribution Requirement” means the requirement that, substantially concurrently with the funding of the Loans, (i) the Parent shall have contributed cash to Cirrata V (the “Parent Cash Contribution”) and (ii) AAC shall have contributed cash to Cirrata V (the “AAC Cash Contribution”, and together with the Parent Cash Contribution the “Cash Contributions”) that, together with the value of equity in the Parent received by the Sellers (collectively, the “Cash and Equity Amount”), represents not less than 40% of the sum of (i) the aggregate gross proceeds of the Loans borrowed on the Closing Date and (ii) the sum of the amount of such Cash Contributions and the value of equity in the Parent received by the Sellers, in each case on the Closing Date (such sum, the “Funded Capitalization”); provided that any Cash Contribution for Capital Stock of Cirrata V (other than common stock) or for intercompany debt shall be on terms (including in the case of any intercompany debt, subordination terms) reasonably acceptable to the Lenders.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States or any State thereof in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short term deposit rating of at least A-1 by S&P and P-l by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (c) commercial paper of an issuer rated at least A-2 by S&P and P-2 by Moody’s at the time of acquisition thereof, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) instruments equivalent to those referred to in clauses (a) through (f) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and customarily used for cash management purposes in any jurisdiction outside the United States; and (h) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition.
“Cash Management Obligations” means obligations in respect of treasury, depository and cash management services, including commercial credit cards, stored value cards, purchasing cards, treasury management, check drawing and automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management) and any arrangements or services similar to any of the foregoing.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.
“Change of Control” means (a) any acquisition, directly or indirectly, by any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 35% or more of the outstanding shares of Voting Stock of the Parent, (b) the failure by the Parent to directly own, legally and beneficially, 100% of the Capital Stock in Cirrata Group, or (c) the failure by the Parent to own, legally and beneficially, directly or indirectly, 100% of the Capital Stock in Cirrata V and Cirrata UK.
“Cirrata Group” has the meaning specified in the introduction to this Agreement.
“Cirrata UK” has the meaning specified in the introduction to this Agreement.

“Cirrata V” has the meaning specified in the introduction to this Agreement.
“Clean-up Expiration Date” means the first day following the end of the relevant Clean-up Period.
“Clean-up Period” means the period commencing on the Closing Date and ending on (and including) the date falling 90 days thereafter.
“Closing Date” means August 1, 2024.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.
“Collateral” means, collectively, all of the Pledged Collateral and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document in favor of the Agent for the benefit of the Secured Parties under any Security Document.
“Collateral and Guarantee Requirement” means the requirement that:
(a)the Agent shall have received (i) from the Parent, a counterpart of the U.S. Pledge Agreement duly executed and delivered on behalf of the Parent and (ii) from each of Cirrata V and Cirrata UK, a counterpart of the UK Share Pledge duly executed and delivered on behalf of Cirrata V and Cirrata UK;
(b)all documents and instruments, including Uniform Commercial Code financing statements and filings made to the Registrar of Companies of the United Kingdom, required by law or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Documents, shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording;
(c)the Agent shall have received stock certificates and powers in respect of any Collateral consisting of certificated Capital Stock;
(d)each Obligor shall have obtained all corporate or similar organizational consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder;
(e)the Obligors shall have taken all other actions required under the Security Documents or reasonably requested by the Agent to create or perfect the Liens under the Security Documents; and
(f)all Obligations shall have been unconditionally guaranteed by the Parent.
“Commitment” means the commitment of a Lender to make a Loan pursuant to Section 2.01(a),
“Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment as of the date hereof is set forth on Appendix A-1 hereto.
“Company” has the meaning specified in the recitals to this Agreement.
“Company Audit Certificate” means a certificate substantially in the form of Exhibit A-2.

“Compensation Period” has the meaning specified in Section 2.10(b)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit A-1.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that the Agent, in consultation with the Borrower Representative, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent, in consultation with the Borrower Representative, determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of the Parent and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
“Contingent Obligation” means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection or indemnities under contracts entered into in the ordinary course of business and not in respect of Indebtedness), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Contingent Obligation of any Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit C-2.
“Credit Extension” means the making, conversion or continuation of a Loan.
“Debtor Relief Laws” means the Bankruptcy Code, and all other similar applicable liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, reorganization, winding up or similar debtor relief laws (including corporate statutes) of the United States, Canada or other applicable jurisdictions (including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada)), in each case, from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or circumstance that constitutes an Event of Default or that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower Representative or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within two Business Days after written request by the Agent or the Borrower Representative (or such later date as the Agent or the Borrower Representative, as applicable, shall agree), to confirm in writing to the Agent or the Borrower Representative that it will comply with its prospective funding obligations hereunder, or (d) the Agent has received notification that such Lender or any direct or indirect parent company thereof (i) is insolvent, or is generally unable to pay its debts as they become due, or has admitted in writing its inability to pay its debts as they become due, or has made a general assignment for the benefit of its creditors, (ii) is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s jurisdiction of domicile with which such Insurance Subsidiary is required to file its Annual Statement.
“Disposition” means the sale, assignment, leasing as lessor (other than in the ordinary course), transfer, contribution, conveyance, issuance or other disposal of assets (including any sale and leaseback transaction and, in the case of any Borrower, the issuance or sale of its Capital Stock). The terms “Dispose of”, “Disposing of” and “Disposed of’ shall have correlative meaning.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Latest Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time on or prior to the date that is 91 days after the Latest Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to the date that is 91 days after the Latest Maturity Date; provided, however, that any (x) Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to date that is 91 days after the Latest Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Payment in Full of the Obligations and (y) if such Capital Stock is issued to any employee or to any employee benefit plan or other equity incentive plan for the benefit of employees of the Company or the Subsidiaries or by any such Plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or any Subsidiary in order to satisfy applicable compulsory statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Borrowers at such time on the basis of the Spot Rate (determined as of the applicable date of determination) for the purchase of Dollars with such currency.
“Dollars,” “dollars” and “$” each mean lawful money of the United States.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business and (e) any other Person (other than a natural person or the Parent or any of its Subsidiaries or Affiliates), in each case of clauses (d) and (e) approved by (i) the Agent and (ii) unless an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld); provided that the Borrower Representative shall be deemed to have approved an assignee unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Claims” means all written claims, complaints, notices or inquiries, by any Governmental Authority or other Person alleging potential liability or obligation under or noncompliance with any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief or other type of relief, resulting from or based upon the presence, placement, or Release (including intentional or unintentional, negligent or non- negligent, sudden or non-sudden or accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, to, under or from property, whether or not owned, leased or operated by the Parent or any of its Subsidiaries, excluding, in any case, liabilities or claims arising under any insurance contract or policy, reinsurance agreement or retrocession agreement relating to any of the foregoing where the Parent or any of its Subsidiaries is the insurer.
“Environmental Laws” means all Requirements of Law relating to pollution or protection of the Environment, the release of any materials into the Environment, hazardous substances or wastes, air emissions, discharges to waste or public systems, or the protection of human health and safety.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), resulting from or based upon (a) any violation of Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Issuance” means the issuance of any shares of Capital Stock, equity securities or equity-linked securities (other than the issuance or exercise of any warrants or similar equity securities issued in connection with the sale of AAC) by the Parent, a Borrower or a Pledged Entity (other than (i) issuances in connection with executive compensation and/or employee benefits or incentive programs, (ii) any issuance resulting from the conversion of any convertible debt instrument that does not result in Net Proceeds received by the Parent, the Borrowers or the Pledged Entities, (iii) issuances to the Parent or any Subsidiary of the Parent or (iv) issuances of Capital Stock of the Parent in connection with any put options or call options set out in a shareholders’ agreement in respect of any joint venture in which an Obligor has an interest).
“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Single Employer Pension Plan; (b) with respect to any Single Employer Pension Plan, the failure to satisfy the minimum funding standard under Sections 412 or 430 of the Code and Sections 302 or 303 of ERISA, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303 of ERISA with respect to any Single Employer Pension Plan or the failure to make a required contribution to a Multiemployer Plan; (c) a withdrawal by any Obligor or any ERISA Affiliate from a Single Employer Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Obligor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Single Employer Pension Plan or Multiemployer Plan; (f) the occurrence of an event or condition set forth in Section 4042 of ERISA that would reasonably be expected to cause the PBGC to terminate, or appoint a trustee to administer, any Single Employer Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate; (h) a Multiemployer Plan is determined to be in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, or, with respect to any Single Employer Pension Plan, a determination that it is “at risk” under Section 430 of the Code or Section 303 of ERISA; (i) the imposition of a Lien under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA upon the property of any Obligor or any ERISA Affiliate; or (j) a contribution required to be made with respect to a Foreign Pension Plan has not been timely made, or any Obligor or any Subsidiary of an Obligor has incurred liabilities pursuant to one or more Foreign Pension Plans; or an Obligor or any Subsidiary of an Obligor has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Plan.
“Erroneous Payment” has the meaning assigned to it in Section 9.14(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.14(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.14(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.14(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.14(e).
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Everspan” has the meaning specified in the recitals to this Agreement
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.
“Excluded Debt” means (i) Indebtedness among the Parent, the Borrowers and any of their Subsidiaries, (ii) working capital or overdraft facilities as in effect from time to time in the ordinary course of business, and any trade, vendor or customer finance-related financing in the ordinary course of business, (iii) Purchase Money Debt incurred in the ordinary course of business, (iv) Capitalized Lease Liabilities incurred in the ordinary course of business and Indebtedness incurred to finance the acquisition, construction or improvement of assets in the ordinary course of business, (v) [reserved], (vi) Indebtedness to refinance, renew, reprice, repay or defease (collectively, a “refinancing”) any indebtedness existing on June 4, 2024 and that has a maturity date on or prior to June 4, 2025; provided that such refinancing does not increase the aggregate principal or committed amount thereof (except for the capitalization of accrued interest, amounts in respect of original issue discount and fees and expenses reasonably incurred in connection with such refinancing) and (vii) commitments related to the foregoing clauses (i) through (vi).
“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Obligor under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), franchise Taxes and branch profits Taxes, in each case, imposed by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized, having an office or being engaged in business (other than a business arising (or being deemed to arise) solely as a result of the Loan Documents or the transactions and activities contemplated by the Loan Documents) in such jurisdiction, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower Representative under Section 11.14) or any other recipient, any Other Connection Tax or United States Federal withholding Tax that is imposed on amounts payable to or for the account of such recipient under any laws in effect at the time such recipient becomes a party hereto (or, if such recipient is an intermediary, partnership or other flow-through entity for U.S. tax purposes, the date on which the relevant beneficiary, partner or member of such recipient becomes a beneficiary, partner or member thereof, if later) (or such Lender designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such Tax pursuant to Section 3.01(a), (c) any Tax that is attributable to such recipient’s failure to comply with Section 3.01(e) and (d) any withholding Tax that is imposed pursuant to FATCA.
“Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans of such Lender; provided that at any time prior to the making of the Loans, the Exposure of any Lender shall be equal to such Lender’s Commitment.
“FATCA” means current Sections 1471 through 1474 of the Code and any amended or successor version that is substantively comparable and not materially more onerous to comply with (including any Treasury regulations or other official administrative guidance promulgated thereunder), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) charged to the Agent on such day for such Agent (or if no such rate is available, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate); provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the Fee Letter, dated June 4, 2024, by and among Cirrata V, the Agent and the Arranger.
“Financial Covenant” means the covenant set forth in Section 7.09.
“Fiscal Quarter” means any fiscal quarter of a Fiscal Year.
“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.

“Foreign Lender” means any Lender that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code.
“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the U.S. by an Obligor or any Subsidiary thereof primarily for the benefit of employees of any Obligor or any Subsidiary thereof residing outside of the U.S., which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made in connection with retirement, and which plan is not subject to ERISA or the Code.
“Foreign Subsidiary” means any Subsidiary that is not organized or incorporated in the United States, any State thereof or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.03.
“Global Note” means a global note substantially in the form of Exhibit G.
“Governmental Authority” means any nation or government, any state, provincial, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, taxing or regulatory functions of or pertaining to government, including any board of insurance, insurance department or insurance commissioner.
“Guarantee” means the guaranty of the Guarantor set forth in Article 10.
“Guaranteed Obligations” has the meaning specified in Section 10.01.
“Guarantor” means the Parent.
“Hazardous Material” means: (a) any “hazardous substance,” as defined by CERCLA or a term of similar import in any other applicable Environmental Law; (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act or a term of similar import in any other applicable Environmental Law; (c) petroleum and any petroleum product; or (d) any other pollutant, contaminant, chemical, material, waste or substance in any form that is subject to regulation or, as to which, liability or standards of conduct can be imposed under any Environmental Law.
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.03), to the extent applicable to the relevant financial statements.
“Immaterial Subsidiary” means any Subsidiary of the Parent that is not a Significant Subsidiary (as defined under the Securities Act) of the Parent.

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money or in respect of loans or advances; (b) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all indebtedness in respect of letters of credit, whether or not drawn, and bankers’ acceptances and letters of guaranty issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) the liabilities (if any) of such Person in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof; (f) all obligations of such Person to pay the deferred purchase price of property or services that are included as liabilities in accordance with GAAP (other than accrued compensation and expenses incurred and trade accounts payable in each case in the ordinary course of business) and all obligations secured by a Lien on property owned or being purchased by such Person, but only to the extent of the lesser of the obligations secured or the value of the property to which such Lien is attached (including obligations arising under conditional sales or other title retention agreements); (g) any obligations of a partnership of the kind referred to in clauses (a) through (f) above or clause (h) below in which such Person is a general partner (unless the partnership agreement in respect thereof provides that such general partners is not liable in respect of such obligations); and (h) all Contingent Obligations of such Person in connection with Indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. Notwithstanding anything to the contrary, “Indebtedness” shall not include (1) liabilities in respect of unearned premiums on Policies, (2) obligations owed to payroll service providers in respect of advances made to or on behalf of the Parent or its Subsidiaries or to employees of the Parent or its Subsidiaries in the ordinary course of business, (3) obligations under intercompany tax and expense-sharing arrangements or (4) obligations under Policies and Reinsurance Agreements.
“Indemnified Liabilities” has the meaning specified in Section 11.05.
“Indemnified Person” has the meaning specified in Section 11.05.
“Indemnified Taxes” means all Taxes (including for the avoidance of doubt, a deduction or withholding for or on account of Tax from a payment of interest made under this Agreement imposed by the United Kingdom) other than Excluded Taxes.
“Information Restrictions” has the meaning specified in Section 6.02(c).
“Initial Lender” means UBS AG, Stamford Branch.
“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up, arrangement or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under any Debtor Relief Law.
“Insurance Subsidiary” has the meaning specified in Section 2.06(h).
“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each calendar quarter and (b) with respect to any SOFR Loan, the last day of each Interest Period applicable to the Credit Extension of which such Loan is a part; provided that if any Interest Period for a SOFR Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date (but in each case, subject to the definition of “Interest Period”).

“Interest Period” means, with respect to any SOFR Loan, the period beginning on the date of the applicable Credit Extension and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect; provided that:
(i)if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
(ii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of the calendar month at the end of such Interest Period;
(iii)no Interest Period shall extend beyond the Maturity Date; and
(iv)no tenor that has been removed from this definition pursuant to Section 3.08(d) shall be available for specification in such election.
For purposes hereof, the date of a Credit Extension initially shall be the date on which such Credit Extension is made and thereafter shall be the effective date of the most recent continuation of such Credit Extension.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.
“Interest Type” means, when used with respect to any Loan, whether the rate of interest on such Loan is determined by reference to Term SOFR or the Base Rate.
“Investment” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase (including purchases financed with equity) of any Capital Stock, bonds, notes, obligations, debentures or other debt securities of, or any other investment in, any Person, in each case excluding, for the avoidance of doubt, (i) intercompany tax sharing agreements and (ii) advances to current or former employees, officers, directors, members of management, managers, agents, consultants or independent contractors of the Parent or its Subsidiaries for fees, commissions, moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but shall be reduced by the amount equal to any returns in respect of such Investment received by the investor thereof in the same form as the original Investment (or in cash). Notwithstanding anything to the contrary, “Investment” shall not include Policies or Reinsurance Agreements.
“IRS” means the U.S. Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions under the Code.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time.
“Lenders” has the meaning specified in the introduction to this Agreement and includes any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in accordance with Section 11.07, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” on Schedule 11.02 or in its administrative questionnaire delivered to the Agent, or such other office or offices or office of a third party or sub-agent, as appropriate, as such Lender may from time to time notify the Borrower Representative and the Agent.
“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property, in each case, in the nature of security (including those created by, arising under or evidenced by, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under an operating lease or a licensor under a license that does not otherwise secure an obligation.
“Loan” means a loan made by a Lender to the Borrowers pursuant to Section 2.01(a).
“Loan Documents” means this Agreement and all amendments, restatements, amendment and restatements, supplements, extensions, replacements, refinancings, renewals, increases or other modifications of, and joinders to, this Agreement that are deemed pursuant to their terms to be Loan Documents for purposes hereof, all Notes and the Security Documents.
“Loan Notice” means a notice of Credit Extension substantially in the form of Exhibit C-1.
“Major Event of Default” means an Event of Default under Section 8.01(a) (solely with respect to non-payment of principal and interest; provided that (notwithstanding any grace period referred to in Section 8.01(a)) such non-payment subsists for more than 5 Business Days and other than where such non-payment is caused by administrative error or delay or technical error or delay in the transmission of funds or a market disruption event), 8.01(b) (solely with respect to any Major Representation being untrue or incorrect in any material respect when made or deemed made (or in any respect if already qualified by materiality)), 8.01(c) (solely with respect to a breach of Section 6.04, 7.01, 7.02, 7.03, 7.05, 7.06, 7.07, or 7.08 by a Borrower or a breach of Section 6.04 or 7.02 by the Parent), 8.01(f), 8.01(g) or 8.01(k).
“Major Representation” means any representation or warranty made by an Obligor pursuant to Section 5.01, 5.02(a), 5.04 or 5.18 (as each such representation or warranty relates to an Obligor only).
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.
“Material Adverse Effect” means any event, change or condition that, in the aggregate, has had or would reasonably be expected to have (i) a material adverse effect on the consolidated business, assets, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Borrowers and the Guarantor, taken as a whole, to perform their material payment obligations under the Loan Documents, or (iii) a material adverse effect on the rights and remedies of the Agent and the Lenders under the Loan Documents.
“Maturity Date” means July 31, 2025.
“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.
“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA and subject to Title IV of ERISA to which any Obligor or any ERISA Affiliate makes, is making or is obligated to make contributions or, during the preceding six calendar years, has made, or been obligated to make, contributions.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.
“Net Proceeds” means:
(a)with respect to any Asset Sale, an amount equal to the aggregate amount of cash and Cash Equivalents received in respect of such Asset Sale minus the sum of (i) all fees, costs and expenses (including legal fees, notarial fees, accountants’ fees, investment banking fees, survey costs and title insurance premiums) paid or reasonably estimated to be payable by the Parent, any Borrower or any Pledged Entity, as applicable, in connection with such Asset Sale or deducted from the proceeds of such Disposition, (ii) the amount of income tax or other Taxes paid or reasonably estimated to be payable in connection with such Asset Sale (after taking into account any available tax credits, exemptions or deductions and any tax sharing arrangements), (iii) the amount of all payments by the Parent, any Borrower or any Pledged Entity, as applicable, in respect of indebtedness which is secured (other than indebtedness secured on a pari passu or junior lien basis to the Loans) by the property sold pursuant to, or which is subject to a mandatory prepayment as a result of, such Asset Sale, and (iv) purchase price adjustments paid or reasonably expected to be payable in connection with such Asset Sale or Disposition and the aggregate amount of reserves taken by the Parent or any of its Subsidiaries against contingent indemnification obligations reasonably estimated to be payable in connection therewith, in each case as reasonably determined by the Parent (provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction); and
(b)with respect to any incurrence of Indebtedness or any Equity Issuance, the proceeds thereof in the form of cash and Cash Equivalents minus the costs and expenses paid or reasonably estimated to be payable by the Parent, any Borrower or any Pledged Entity, as applicable, in connection therewith (including legal fees, notarial fees, accountants’ fees, investment banking fees, underwriting discounts and commissions, taxes and other customary fees and expenses incurred in connection therewith) or deducted from the proceeds of such incurrence.
“Non-Consenting Lender” means a Lender that does not consent to an amendment or waiver pursuant to Section 11.01 that requires the consent of all or all affected Lenders in order to become effective and as to which Lenders holding more than 50% of the Loans have consented.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note in the form of Exhibit B.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Obligors under the Loan Documents include the obligation to pay principal, interest, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Obligor under any Loan Document.
“Obligors” means the Borrowers and the Guarantor.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and all applicable resolutions or consents of the governing body (or any committee thereof) of such limited liability company and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and all applicable resolutions or consents of the governing body (or any committee thereof) or in the case of clauses (i), (ii), and (iii) as they relate to any Foreign Subsidiary, the equivalent or comparable constituent documents with respect to any Foreign Subsidiary.
“Other Connection Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Obligor under any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Loan Document).
“Other Taxes” means any present or future recording, stamp, filing, intangible, court or documentary Taxes that arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery, performance, enforcement or registration of this Agreement or any other Loan Document.
“Parent” has the meaning specified in the introduction to this Agreement.
“Participant” has the meaning specified in Section 11.07(e).
“Participant Register” has the meaning specified in Section 11.07(e).
“Patriot Act” has the meaning specified in Section 11.17.
“Payment in Full” means all of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full in cash. “Paid in Full” shall have a correlative meaning.
“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its principal functions under ERISA.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that any Obligor or any ERISA Affiliate sponsors or maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA), has made contributions, at any time during the immediately preceding five plan years.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Encumbrance” means:
(c)Liens imposed by law for Taxes that are not required to be paid pursuant to Section 6.06;
(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 6.06;
(e)pledges and deposits made in the ordinary course of business in compliance with, or to secure payment of obligations under, pension plans, insurance, workers’ compensation, unemployment insurance, governmental benefits and other social security laws or regulations or to secure letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in respect thereof;
(f)pledges and deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, letters of intent, purchase agreements, government contracts, expropriations, performance bonds and other obligations of a like nature, in each case in the ordinary course of business or to secure letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in respect thereof;
(g)judgment Liens in respect of judgments or securing appeal or other surety bonds relating to such judgements that do not constitute an Event of Default under clause (i) of Section 8.01;
(h)easements, defects in title, zoning, land use and building laws restrictions, rights-of-way, covenants, restrictions and similar encumbrances on real property imposed by law, recorded in the land records or arising in the ordinary course of business (including the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein) that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Parent or any Subsidiary;
(i)any (i) interest or title of a lessor or sublessor under any lease or sublease not prohibited by this Agreement, (ii) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease or sublease to any Lien or restriction referred to in the preceding clause (ii);
(j)Liens arising from filing UCC or UK Companies House financing statements relating solely to (i) leases not prohibited by this Agreement and (ii) consignments and/or bailments;
(k)Liens, including customary rights of set-off, revocation, refund or chargebacks under deposit or brokerage account agreements or under the Uniform Commercial Code,

insurance law or common law or other applicable law of banks or other financial institutions where the Parent or any of its Subsidiaries maintains accounts) in the ordinary course of business;
(l)licenses (with respect to intellectual property and other property), leases or subleases granted to third parties and not adversely interfering in any material respect with the ordinary conduct of the business of the Parent or any of its Subsidiaries;
(m)any Lien consisting of the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, agreement, franchise, grant or permit of any of the Obligors or their Subsidiaries, to terminate any such lease, agreement, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof; and
(n)Liens of attorneys retained by the Parent or any of its Subsidiaries on a contingency fee basis;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.
“Permitted Swap Obligations” means all obligations (contingent or otherwise) of Parent or any Subsidiary existing or arising under Swap Contracts; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view”.
“Person” means an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) subject to ERISA that any Obligor or any ERISA Affiliate sponsors or maintains or to which any Obligor or any ERISA Affiliate makes, is making or is obligated to make, contributions, and includes any Pension Plan.
“Platform” has the meaning specified in Section 6.02.
“Pledged Collateral” means all property pledged or granted as collateral pursuant to the U.S. Pledge Agreement and the UK Share Pledge.
“Pledged Entity” means (a) Everspan and (b) the Company.
“Policies” means all insurance policies (including mortgage insurance, life insurance and long-term care policies), financial guarantees, separate account liabilities, annuity contracts, guaranteed interest contracts and funding agreements (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any insurance contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Insurance Company.
“Prime Rate” means the rate of interest, if any, quoted for such day in The Wall Street Journal (or such other publication of national standing reasonably agreed by the Borrower Representative and the Agent) as the “U.S. Prime Rate”.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Exposure of that Lender by (b) the aggregate Exposure of all Lenders.
“Process Agent” has the meaning specified in Section 11.15(e).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Purchase Money Debt” means Indebtedness incurred by a Person in connection with the purchase, lease, completion, construction, repair, replacement, improvement or installation of assets by such Person, in which assets the seller, lessor or financier thereof has taken or retained a Lien; provided that (x) any such Lien attaches to such assets concurrently with or within 270 days after the purchase thereof by such Person and (y) at the time of incurrence of such Indebtedness, the aggregate principal amount of such Indebtedness shall not exceed the costs of the assets so purchased plus fees and expenses reasonably related thereto.
“Refinance” means, with respect to any Indebtedness, to refinance, refund, renew, replace, exchange or extend such Indebtedness. The term “Refinancing” shall have a correlative meaning.
“Refinancing Indebtedness” means with respect to Indebtedness (“Refinanced Debt”), any Refinancing of such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt plus an amount equal to unpaid accrued interest and premium thereon (including any make-whole or other prepayment premium) plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such Refinancing plus an amount equal to any existing commitments unutilized thereunder plus any amount otherwise permitted to be incurred pursuant to Section 7.01 (it being understood that any such Indebtedness otherwise permitted to be incurred shall constitute Indebtedness under the relevant provision of Section 7.01 pursuant to which it shall be incurred and not Refinancing Indebtedness), (b) such Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Debt, (c) such Refinancing Indebtedness shall be incurred (or guaranteed only) by (i) the Person or Persons who are the obligors on the Refinanced Debt and (ii) any Person that would otherwise be permitted to incur such Indebtedness pursuant to Section 7.01 and (d) (i) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with (or in any event within 90 days of) the incurrence of such Refinancing Indebtedness or (ii) proceeds from such Refinancing Indebtedness in an amount sufficient to repay such Refinanced Debt, together with accrued interest, fees and premiums (if any) in connection therewith, shall have been received and held for such purpose.
“Register” has the meaning specified in Section 11.07(d).
“Regulated Insurance Company” has the meaning specified in Section 2.06(h).
“Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to cede to, or assume from, another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, members, representatives, injection, migration or leaching into or through the Environment.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Required Lenders” means, as of any date of determination, one or more Lenders having or holding Exposure constituting more than 50% of the aggregate Exposure of all Lenders; provided that the amount of Exposure shall be determined with respect to any Defaulting Lender by disregarding the Exposure of such Defaulting Lender.
“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or legally binding upon the Person or any of its property or to which the Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief operating officer, director of treasury, treasurer or assistant treasurer of an Obligor. Any document delivered under any Loan Document that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor. Unless otherwise specified, “Responsible Officer” means a Responsible Officer of the Borrower Representative.
“Restricted Payments” has the meaning set forth in Section 7.06.
“S&P” means Standard & Poor’s Ratings Group, Inc. and its successors and assigns.
“Sanctioned Country” means a country or territory which is at any time subject to comprehensive Sanctions broadly prohibiting all dealings with that country or territory.
“Sanctioned Person” means any Person that is, or is owned 50% or more (individually or in the aggregate, directly or indirectly) or controlled by Persons that are: (a) the subject or target of Sanctions or (b) located, organized or resident in a Sanctioned Country.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced by the United States government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom (including His Majesty’s Treasury), or the Canadian government
“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the domiciliary jurisdiction of such Insurance Subsidiary for the preparation of annual statutory financial statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary that are applicable to the circumstances as of the date of filing of such statement or report.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Obligations” has the meaning set forth in the U.S. Pledge Agreement.
“Secured Parties” has the meaning set forth in the U.S. Pledge Agreement.
“Securities Act” means the Securities Act of 1933 and the regulations promulgated thereunder.
“Security Documents” means the U.S. Pledge Agreement, the UK Share Pledge and each other security agreement, instrument or document executed and delivered pursuant thereto or pursuant to the Collateral and Guarantee Requirement to secure any of the Obligations.
“Sellers” has the meaning specified in the recitals to this Agreement.
“Single Employer Pension Plan” means a Pension Plan, other than a Multiemployer Plan.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Specified Stock Buybacks” has the meaning set forth in Section 7.06(g).
“Spot Rate” means, on any date with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth on such date on the 11:00 am Bloomberg FX Fixing Page for such currency (or any successor page thereto). In the event that such rate does not appear on such page or any successor page, the Spot Rate shall be the rate determined by the Borrowers to be the rate quoted by the person acting in such capacity as the spot rate for the exchange of one currency into another currency for purposes of the Parent’s financial statements on the date two Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other date as the Agent and the Borrowers shall reasonably determine is appropriate under the circumstances.
“Subsidiary” of a Person means any corporation, partnership, limited liability company, unlimited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person’s Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity, (c) the beneficial interest, if it is a trust, association or other unincorporated organization or (d) the membership interest, if it is a limited liability company. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Parent.
“Swap Contract” means any agreement relating to any transaction (whether or not arising under a master agreement) that is a rate swap, basis swap, forward rate transaction, commodity swap,

commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, futures contract, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option, credit derivative transaction, replication transaction or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Borrowers based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).
“Tax Status Certificate” has the meaning set forth in Section 3.01(e).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Facility” means the Loans and the Commitments hereunder.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.00%, then Term SOFR shall be deemed to be 0.00%
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Threshold Amount” means $10,000,000.
“Transaction Liens” means the Liens granted by the Obligors under the Security Documents.
“Transactions” means the (a) execution and delivery of the Loan Documents to be entered into on the Closing Date, (b) borrowing of the Loans hereunder on the Closing Date, (c) consummation of the Beat Acquisition and the other related transactions contemplated by the Acquisition Agreement, (d) consummation of the Cash Contributions and (e) payment of fees and expenses incurred in connection with the foregoing.
“UK GAAP” means generally accepted accounting principles in the United Kingdom as in effect from time to time, subject to the provisions of Section 1.03.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Share Pledge” means the Equitable Charge over Shares, dated as of August 1, 2024, among Cirrata V, Cirrata UK and the Agent.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 430 of the Code for the applicable plan year.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” and “U.S.” each means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Pledge Agreement” means the Pledge Agreement, dated as of August 1, 2024, by and between the Parent and the Agent.
“Voting Stock” of any Person means Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of the board of directors or similar governing body of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Subsidiary” means any Person in which all of the Capital Stock (other than directors’ and national citizen qualifying shares or similar de minimis holdings by another Person, in each case, as required by law) is owned, beneficially and of record, by the Parent, or by one or more of the other Wholly-Owned Subsidiaries, or both.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2.Other Interpretive Provisions.
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c)(i)    The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
(i)The term “including” is not limiting and means “including without limitation.”

(ii)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
(d)Unless otherwise expressly provided herein or the context requires otherwise, (i) any definition of or reference to any document (including this Agreement and the other Loan Documents), shall be construed as referring to such document as from time to time amended, restated, amended and restated, supplemented, extended, replaced, refinanced, renewed, assigned, assumed, increased or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, supplements, extensions, replacements, refinancings, renewals, increases or other modifications set forth herein), (ii) any definition of or references to any statute, rule or regulation are to be construed as including all statutes, rules, regulations, rulings, statutory and regulatory provisions or official interpretations promulgated or issued thereunder, consolidating, amending, or replacing, supplementing, interpreting or otherwise modifying (including by succession of comparable successor laws) the statute, rule or regulation, (iii) any reference herein to a Person shall be construed to include such Person’s permitted successors and assigns (subject to any restrictions set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all relevant functions thereof, and (iv) the words “property” and “assets” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(e)The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(f)This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.
(g)This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against any party merely because of such party’s involvement in their preparation.
Section 1.3.Accounting Principles.
(a)Unless the context otherwise clearly requires (including as set forth in the definition of Capitalized Lease Obligations), all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, SAP or UK GAAP, as applicable, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 Financial Instruments and FASB ASC 470-20 Debt with Conversion and Other Options on financial liabilities shall be disregarded.
(b)[Reserved].
(c)If, at any time after the date of this Agreement, any change is made to UK GAAP, GAAP or SAP, the interpretation thereof, or the Parent or the Borrowers’ accounting practices, in any case that would affect the determination of compliance with the covenants set forth in this Agreement, the Borrower Representative shall notify the Agent of the change and, at the option of the Borrower Representative or upon the written request of the Required Lenders, the Borrowers and the Agent shall negotiate in good faith to amend such covenant, subject to the approval of the Required Lenders but without the requirement of any amendment fee, to eliminate or adjust for the effect of the implementation of such change in UK GAAP, GAAP, SAP or accounting practices; provided that, until such time that such amendment has become effective or such notice has been withdrawn by the Borrower Representative, such provision of UK GAAP, GAAP, SAP or such accounting policy shall be interpreted without giving effect to any such change, interpretation or accounting practice, other than with respect to preparation of financial statements pursuant to Section 6.01(a) and (b).
(d)If the Borrower Representative notifies the Agent that it (or the Parent or its applicable parent company) is required to report under IFRS or has elected to do so through an early adoption policy or otherwise, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower Representative cannot elect to report under GAAP).
Section 1.4.Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.5.Timing of Payment or Performance; Compliance with this Agreement.
(a)When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
(b)For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial test, such financial test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.
(c)For purposes of determining compliance at any time with Sections 7.01, 7.02, 7.03, 7.04, 7.06, 7.07, 7.08 and 7.10, in the event that any Indebtedness, Liens, Disposition, Affiliate transaction, merger, consolidation, amalgamation, or other transactions restricted by Section 7.05, Restricted Payment, Investment, Acquisition, payment of Indebtedness or contractual restriction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of Section 7.01, 7.02, 7.03, 7.04, 7.06, 7.07, 7.08 or 7.10, as applicable, the Borrowers, in their sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) under one or more of such clauses of such Section and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. It is understood and agreed that any Indebtedness, Lien, Disposition, Affiliate transaction, merger, consolidation, amalgamation, or other transactions restricted by Section 7.05, Restricted Payment, Investment, Acquisition, payment of Indebtedness or contractual restriction need not be permitted solely by reference to one clause of Section 7.01, 7.02, 7.03, 7.04, 7.06, 7.07, 7.08 or 7.10, respectively, but may instead be permitted in part under any combination thereof.
Section 1.6.Certifications.
All certifications to be made hereunder by an officer or representative of any Obligor shall be made by such a Person in his or her capacity solely as an officer or a representative of such Obligor, on such Obligor’s behalf and not in such Person’s individual capacity

Section 1.7.Currency.
Notwithstanding anything to the contrary in this Agreement, for purposes of any determination under Article 6, Article 7 (other than the Financial Covenant) or Article 8 with respect to the amount of any Indebtedness, Liens, Disposition, Affiliate transaction, merger, consolidation, amalgamation, Restricted Payment, Investment, Acquisition, payment of Indebtedness or contractual restriction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”) in a currency other than Dollars, (i) the Dollar Equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and the Borrowers) for such currency, as in effect at 11:00 a.m. (New York time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollar, and such refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 7.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rates of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i).
Section 1.8.Appointment of Borrower Representative.
Each Obligor hereby irrevocably designates and appoints Cirrata V as the Borrower Representative, to serve as its representative and agent hereunder to act on its behalf for the purposes of issuing Loan Notices and certificates, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and amendments to the Loan Documents) on behalf of any Obligor or Obligors under the Loan Documents, in each case, without notice to any Borrower or any other Obligor. Cirrata V hereby accepts such appointment as Borrower Representative. The Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower Representative as a notice or communication from all Obligors, and may give any notice or communication required or permitted to be given to any Obligor or Obligors hereunder to the Borrower Representative on behalf of such Obligor or Obligors. Each Obligor agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Obligor and shall be binding upon and enforceable against such Obligor to the same extent as if the same had been made directly by such Obligor.

Article 2
The Credits
Section 2.1.Term Loans.
(a)Loan Commitments. Subject to the terms and conditions hereof, each Lender with a Commitment severally agrees to make, on the Closing Date, a Loan to one or more of the Borrowers in an amount equal to such Lender’s Commitment.
The Borrowers may make only one borrowing under the Commitments, which shall be on the Closing Date. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.06, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date. Each Commitment shall terminate immediately and without further action on the Closing Date, after giving effect to the funding of such Commitment on such date.
(b)Borrowing Mechanics.
(i)The Borrower Representative shall deliver to the Agent a fully executed Loan Notice no later than (x) 3:00 p.m. on the date that is one (1) Business Day prior to the Closing Date with respect to Base Rate Loans and (y) 3:00 p.m. on the date that is one (1) Business Day prior to the Closing Date with respect to SOFR Loans (or such shorter period as may be acceptable to the Agent) which Loan Notice may be conditioned upon the substantially simultaneous consummation of the Beat Acquisition. Promptly upon receipt by the Agent of such Loan Notice, the Agent shall notify each Lender of the proposed Credit Extension.
(ii)Each Lender shall make its Loan available to the Agent not later than 10:00 a.m. on the Closing Date, by wire transfer of same day funds in Dollars, at the Agent’s Office designated by the Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Agent shall make the proceeds of the Loans available to the Borrowers on the Closing Date not later than 3:00 p.m. by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Agent from Lenders to be credited to the account of the applicable Borrower at the Agent’s Office or to such other account or accounts (i.e., such Loan proceeds may be allocated across several accounts) as may be designated in writing to the Agent by the Borrower Representative.
Section 2.2.Pro Rata Shares.
All Loans shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.
Section 2.3.Conversion and Continuation of Loans.
(a)Except as otherwise provided herein, (i) each conversion of Loans from one Interest Type to the other, and each continuation of SOFR Loans shall be made upon the Borrower’s irrevocable written notice to the Agent in the form of a Conversion/Continuation Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative, (ii) such Conversion/Continuation Notice must be received by the Agent not later than 11:00 a.m. three (3) Business Days prior to the requested date of any conversion to or continuation of SOFR Loans and (iii) a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan. The Agent shall determine the interest rate that shall apply to any converted or continued SOFR Loans pursuant to Section 2.07(b).
(b)Each Conversion/Continuation Notice shall specify (i) whether the Borrower Representative is requesting a conversion of Loans from one Interest Type to the other, or a continuation of SOFR Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Interest Type of Loans to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto (each such Interest Period shall comply with the provisions of the definition of “Interest Period”).
(c)Notwithstanding any contrary provision hereof, if (i) an Event of Default of the type described in Section 8.01(a), (f) or (g) has occurred and is continuing, unless the Required Lenders otherwise consent or (ii) any other Event of Default has occurred and is continuing and the Required Lenders have requested, each Loan will be converted into a Base Rate Loan at the end of the Interest Period applicable thereto.
Section 2.4.Notes; Loan Accounts.
(a)Each Loan made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The loan accounts or records maintained by the Agent and each Lender shall be prima facie evidence in the absence of manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. To the extent any such accounts are inconsistent with the Register, the Register shall govern absent manifest error.
(b)Upon the request of any Lender made through the Agent, instead of or in addition to loan accounts, the Loans made by each Lender may be evidenced by one or more Notes. Each Lender shall endorse on the schedules annexed to its Note the date, amount and maturity of each Loan deemed made by it and the amount of each payment of principal made by the Borrowers with respect thereto. Each such Lender is irrevocably authorized by the Borrowers to so endorse its Note and each Lender’s record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Note to such Lender.
Section 2.5.Repayment of Loans.
The Loans, together with all other amounts owed hereunder with respect thereto, shall be Paid In Full no later than the Maturity Date.
Section 2.6.Optional and Mandatory Prepayments.
(a)Optional Prepayments. The Borrowers will have the right at any time to prepay any Credit Extension in whole or in part, in minimum amounts of $1,000,000 or any multiple of $500,000 in excess thereof, without premium or penalty except as set forth in Section 3.04, if and as applicable.
(b)[Reserved].

(c)[Reserved].
(d)Mandatory Prepayments. The Borrowers shall be required to make mandatory prepayments as set forth in subclauses (i), (ii) and (iii).
(i)Indebtedness.
(A)Within one Business Day after any Net Proceeds are received by the Parent, any Borrower or Everspan in respect of the incurrence of any Indebtedness for borrowed money (other than any Excluded Debt) by the Parent, any Borrower or Everspan, in any case in an aggregate principal amount in excess of $2,500,000, the Borrowers shall prepay Loans in an aggregate amount equal to such Net Proceeds so received.
(B)Within one Business Day after any Net Proceeds are received by the Company in respect of the incurrence by the Company of (w) any indebtedness for borrowed money, (x) Capitalized Lease Liabilities, (y) Purchase Money Debt or (z) indebtedness evidenced by bonds, debentures, notes or similar instruments, in each case incurred by the Company in an aggregate principal amount in excess of £20,000,000 (other than that certain £4,000,000 Overdraft Facility dated as of February 20, 2020 by and among the Company and Barclays Bank PLC), the Borrowers shall prepay 100% of outstanding Loans; provided that the Borrowers shall not be required to so prepay the outstanding Loans if the Company incurs any of the foregoing types of indebtedness owing to the Parent or its Subsidiaries so long as, on or prior to the date prepayment is due, the holder of such Indebtedness has granted to the Agent, for the benefit of the Lenders, a perfected first-priority security interest in such Indebtedness as collateral security for the Payment in Full of the Obligations.
(ii)Asset Sales. Within five Business Days after any Net Proceeds in excess of $5,000,000 are received by the Parent, any Borrower or Everspan in respect of any Asset Sale, the Borrowers shall prepay the Loans in an aggregate amount equal to such Net Proceeds so received.
(iii)Equity Issuances. Within one Business Day after any Net Proceeds are received by the Parent, any Borrower or Everspan in respect of any Equity Issuance, the Borrowers shall prepay the Loans in an aggregate amount equal to such Net Proceeds so received.
(e)Application of Prepayments. Any prepayment of any Loan pursuant to Section 2.06(a) and Section 2.06(d) shall be allocated among the Loans on a pro rata basis.
(f)Notice of Prepayments. The Borrower Representative shall notify the Agent in writing of any prepayment of any Loans pursuant to Section 2.06(a) and Section 2.06(d), (i) in the case of a SOFR Loan, not later than three (3) Business Days before the date of prepayment and (ii) in the case of a Base Rate Loan, not later than 11:00 a.m. on the prepayment date. Each such notice shall be irrevocable (other than to the extent provided in connection with other transactions including the refinancing of any of the Obligations) and shall specify the prepayment date, the principal amount of each Credit Extension or portion thereof to be prepaid.
(g)Application of Prepayments of Loans to Base Rate Loans and SOFR Loans. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to SOFR Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 3.04.

(h)Notwithstanding any other provisions of this Section 2.06 to the contrary, any prepayment of any Loans required to be made pursuant to Section 2.06(d) shall not be required (i) in the case of any such Net Proceeds funded into escrow, until such Net Proceeds are released from escrow and (ii) if such prepayment is prohibited under applicable law or regulation (including regulations of any insurance commission or similar Governmental Authority located in the jurisdiction in which any of the Parent or any of its Subsidiaries that is authorized or admitted to carry on or otherwise transact in selling, issuing or underwriting insurance or reinsurance (each such subsidiary, a “Regulated Insurance Company” and, together with their respective subsidiaries, collectively, the “Insurance Subsidiaries” and each an “Insurance Subsidiary”) is domiciled, regarding financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant subsidiaries); provided that, to the extent applicable, the Parent, the Borrowers and Everspan have used commercially reasonable efforts to obtain approvals from any applicable insurance commission or similar governmental authority to upstream the Net Proceeds subject to mandatory prepayment and such prepayment shall be excused only for so long as such approvals are pending or have been denied. The non-application of any such Net Proceeds as a result of the foregoing provisions will not constitute a Default or an Event of Default and such amounts, in the case of the events described in clause (ii) of the preceding sentence only, shall be available for working capital purposes of the Parent and its Subsidiaries.
Section 2.7.Interest.
(a)Except as otherwise set forth herein, the Loans shall bear interest on the unpaid principal amount thereof from the date made until the date of repayment (whether by acceleration or otherwise) thereof as follows:
(i)if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or
(ii)if a SOFR Loan, at Term SOFR plus the Applicable Margin.
(b)The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any SOFR Loan, shall be selected by the Borrower Representative and notified to the Agent and Lenders pursuant to the applicable Loan Notice or Conversion/Continuation Notice, as the case may be.
(c)In connection with SOFR Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event the Borrower Representative fails to specify between a Base Rate Loan or a SOFR Loan in the applicable Loan Notice or Conversion/Continuation Notice, such Loan shall be made as or, if outstanding as a SOFR Loan will be automatically continued on the last day of the then-current Interest Period for such Loan as, a SOFR Loan (or if outstanding as a Base Rate Loan will remain as a Base Rate Loan). In the event the Borrower Representative fails to specify an Interest Period for any SOFR Loan in the applicable Loan Notice or Conversion/Continuation Notice (or fails to deliver a Conversion/Continuation Notice within the time limits provided in Section 2.03(a)), the Borrower Representative shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower Representative and each Lender. At any time that Base Rate Loans are outstanding, the Agent shall notify the Borrower Representative and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(d)[Reserved].
(e)[Reserved].
(f)Notwithstanding the foregoing, upon the occurrence of any Event of Default pursuant to Section 8.01(a), for so long as such Event of Default shall be continuing, all overdue principal and interest payable on each Loan shall, without further notice, bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding subsections of this Section. In addition, if any fee or other amount (other than principal or interest on any Loan) payable by the Borrowers pursuant to any Loan Document is not paid when due, whether upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to 2.00% plus the rate otherwise applicable to Base Rate Loans as provided in the preceding subsections of this Section; provided that no amount of interest in excess of that provided for under paragraph (a) of this Section shall accrue or be payable pursuant to this Section 2.07(f) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(g)Interest on each Loan shall be paid in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.07(f) shall be payable on demand of the Agent, (ii) upon any repayment or prepayment of any Loan, interest accrued on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) upon any conversion of a SOFR Loan before the end of the current Interest Period therefor, interest accrued on such Loan shall be payable on the effective date of such conversion.
(h)Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the highest rate of interest that may be lawfully contracted for, charged or received had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers.
Section 2.8.Fees.
(a)The Borrowers shall pay the following duration fees to the Agent, for the account of each Lender, on the following dates:

(i)on February 1, 2025, an amount equal to 1.00% of the aggregate principal amount of such Lender’s Loans outstanding on such date; and
(ii)on May 1, 2025, an amount equal to 1.00% of the aggregate principal amount of such Lender’s Loans outstanding on such date.
(b)In addition to any of the foregoing fees, the Borrowers agree to pay (or cause to be paid) to the Agent (or the other Persons entitled thereto) such other fees in the amounts and at the times separately agreed upon in writing, including those set forth in the Fee Letter.
(c)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or the other Persons entitled thereto). Fees owing and paid hereunder shall be fully earned when paid and shall not be refundable under any circumstances.
Section 2.9.Computation of Fees and Interest.
(a)All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.
(b)Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Agent will, at the request of the Borrower Representative or any Lender, deliver to the Borrower Representative or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.
Section 2.10.Payments Generally.
(a)Except as otherwise expressly provided in any Loan Document, all payments to be made by the Borrowers under the Loan Documents shall be made without condition or deduction for any defense, set-off, recoupment or counterclaim. Except as otherwise expressly provided in any Loan Document, all payments to be made by the Borrowers under any Loan Document shall be made to the Agent for the account of the Lenders at the Agent’s Office, and shall be made in dollars and in immediately available funds, no later than 3:00 p.m. on the date specified in such Loan Document. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 3:00 p.m. shall be deemed to have been received on the following Business Day for purposes of any applicable interest or fee calculation.
(b)Unless any Borrower or any Lender has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:
(i)if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds at the Federal Funds Effective Rate from time to time in effect; and
(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Borrowers to the date such amount is recovered by the Agent (the “Compensation Period”) at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in the applicable Credit Extension. If such Lender does not pay such amount forthwith upon the Agent’s demand therefor, the Agent may make a demand therefor upon the Borrower Representative, and the Borrowers shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the applicable rate for Base Rate Loans to the applicable Credit Extension. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights that the Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(c)If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrowers by the Agent because the conditions to the extension of Loans set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.
(e)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 2.11.Sharing of Payments by Lenders.
(a)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment (i) on account of any Obligations due and payable hereunder and under the other Loan Documents at such time resulting in such Lender receiving payment in excess of its ratable share (calculated according to the proportion of (x) the amount of such Obligations due and payable to such Lender at such time to (y) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (ii) of or on account of any of Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (calculated according to the proportion of (x) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (y) the aggregate amount of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, then in each case, such Lender shall (A) notify the Agent of such fact, and (B) purchase (for cash at face value) participations in the Obligations of the other Lenders due and payable or owing, as the case may be, or make such other adjustments as shall be equitable, so that the benefit of such excess payments shall be shared by all such Lenders; provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 2.11(a) shall not be construed to apply to (I) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (II) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.
(b)Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of setoff and counterclaim (subject to Section 11.09) with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.
Section 2.12.Defaulting Lenders.
(a)Defaulting Lender Waterfall. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 11.09 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower Representative may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12(a) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)Defaulting Lender Cure. If the Borrowers and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice, and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Article 3
Taxes, Yield Protection And Illegality
Section 3.1.Taxes.
(a)Payments Free of Indemnified Taxes and Other Taxes. Any and all payments by or on account of any obligation of any Obligor hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any applicable withholding agent shall be required by applicable law to deduct or withhold any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the amount so payable by the applicable Obligor shall be increased as necessary so that after all such deductions or withholdings have been made (including deductions applicable to additional amounts payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the amount it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)Indemnification by the Borrowers. Without duplication of Section 3.01(a), the Borrowers shall indemnify the Agent and each Lender, on or before the date that is thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes in respect of payments by or on account of any obligation or any Obligor under any Loan Document or Other Taxes (including Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section) that are imposed on or payable by the Agent or such Lender, as the case may be, and reasonable expenses arising therefrom, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Borrowers reasonably believe that there is an appropriate basis to pursue a refund of any Indemnified Tax or Other Tax indemnified by the Borrowers under this Section 3.01(c), or for which any Obligor has paid additional amounts under Section 3.01, the Agent or the Lender (as applicable) shall, upon the Borrower Representative’s written request and at the Borrowers’ expense, pursue such refund; provided that the Agent or any Lender shall not be obligated to pursue any such refund if the Agent or such Lender reasonably determines in good faith that it would be materially disadvantaged or prejudiced, or subject to any out-of-pocket unreimbursed cost or expense, by pursuing such refund. Any refund described in the preceding sentence that is received by the Agent or any Lender shall be payable to the Borrowers to the extent provided in Section 3.01(f).

(d)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Obligor to a Governmental Authority, the Borrower Representative shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)Status of Lenders.
(i)Each Lender shall deliver to the Borrower Representative and to the Agent, and the Agent shall deliver to the Borrower Representative, whenever reasonably requested by the Borrower Representative or the Agent, such properly completed and executed documentation prescribed by applicable laws and such other reasonably requested information as will permit the Borrowers or the Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish the Agent’s or such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to the Agent or such Lender pursuant to any Loan Document or otherwise to establish the Agent’s or such Lender’s status for withholding tax purposes in an applicable jurisdiction. If any form, certification or other documentation provided by the Agent or a Lender pursuant to this Section 3.01(e) (including any of the specific documentation described below) expires or becomes obsolete or inaccurate in any respect, the Agent or such Lender, as the case may be, shall promptly notify the Borrower Representative and the Agent in writing and shall promptly update or otherwise correct the affected documentation or promptly notify the Borrower Representative and the Agent in writing that the Agent or such Lender is not legally eligible to do so. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B), (ii)(D) and (ii)(E) below) shall not be required if in the Agent’s or Lender’s reasonable good faith judgment such completion, execution or submission would subject the Agent or such Lender to any out-of-pocket unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Agent or such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower Representative and the Agent duly completed and executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower Representative or the Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon request of the Borrower Representative or the Agent) as will enable the Borrowers or the Agent, as the case may be, to determine whether or not such Lender is subject to U.S. federal backup withholding or information reporting requirements;
(B)each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower Representative and the Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower

Representative or the Agent), duly completed and executed originals of whichever of the following is applicable:
(1)IRS Form W-8BEN-E (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(2)IRS Form W-8ECI (or any successor thereto) claiming that payments under this Agreement or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States,
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit F-1, F-2, F-3 or F-4, as applicable (a “Tax Status Certificate”), to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3) (A) of the Code, (B) a “10 percent shareholder” of the Borrowers or Parent, within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments to be received are effectively connected with a U.S. trade or business and (y) IRS Form W-8BEN-E (or any successor thereto), or
(4)where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W- 8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s); provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on behalf of the beneficial owner(s));
(C)any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrowers or the Agent to determine the withholding or deduction required to be made;
(D)each Lender shall deliver to the Borrower Representative and the Agent (in such number of duly completed and executed originals as shall be requested by the recipient), at such time or times reasonably requested by the Borrower Representative or the Agent, such documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Agent (1) to comply with the Borrowers’ and/or the Agent’s obligations under FATCA, (2) to determine that such Lender has complied with such Lender’s obligations under FATCA and/or (3) to determine the amount to deduct and withhold from any payment under this Agreement or the other Loan Documents pursuant to FATCA. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement;

(E)the Agent shall deliver to the Borrower Representative on or prior to the date on which it becomes the Agent under this Agreement (and from time to time thereafter upon request of the Borrower Representative):
(1)duly completed and executed originals of IRS Form W-8ECI with respect to any amounts payable to the Agent for its own account, and
(2)duly completed and executed originals of IRS Form W-8IMY with respect to any amounts payable to the Agent for the account of others, certifying that it is a “U.S. branch” and that all of the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. person with respect to such payments (and the Borrowers and the Agent agree to so treat the Agent as a U.S. person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv)(A) of the United States Treasury Regulations).
Notwithstanding anything to the contrary in this Section 3.01(e), no Lender shall be required to deliver any documentation that it is not legally eligible to provide.
(f)Treatment of Certain Refunds. If the Agent or any Lender determines, in its good faith discretion, that it has received a refund (whether received in cash or applied as an offset against other Taxes due) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall promptly pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by an Obligor under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender (including any Taxes), as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority (other than any penalties arising from the gross negligence or willful misconduct of the Agent or the Lender)) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (f), in no event will the Lender or the Agent, as the case may be, be required to pay any amount to the Borrowers pursuant to this subsection (f) the payment of which would place the relevant Lender or the Agent in a less favorable net after-Tax position than such Lender or the Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Agent, or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(h)Defined Terms. For purposes of this Section 3.01, the term “applicable law” includes FATCA.

Section 3.2.Illegality.
(a)If any Lender reasonably and in good faith determines that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration of any Requirement of Law, after the Closing Date, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make SOFR Loans, then, on notice thereof by the Lender to the Borrower Representative through the Agent, any obligation of such Lender to make SOFR Loans shall be suspended until such Lender notifies the Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist (which such Lender agrees to do promptly when such circumstances cease to exist).
(b)If a Lender reasonably and in good faith determines that it is unlawful for such Lender to maintain any SOFR Loan after the Closing Date in the circumstances set forth in Section 3.02(a), the Borrowers shall, upon its receipt of written notice of such fact and demand from such Lender (with a copy to the Agent), convert such SOFR Loans of that Lender then outstanding on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such SOFR Loan and in the case of any conversion other than on the last day of such Interest Period thereof, pay amounts required by Section 3.04.
(c)If the obligation of any Lender to make or maintain SOFR Loans has been so terminated or suspended, the Borrower Representative may elect, by giving notice to the Lender through the Agent, that all Loans which would otherwise be made or maintained by the Lender as SOFR Loans shall instead be Base Rate Loans.
(d)Before giving any notice to the Agent under this Section 3.02, the affected Lender shall designate a different Lending Office with respect to its SOFR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise materially disadvantageous to the Lender.
Section 3.3.Increased Costs and Reduction of Return.
(a)If any Lender reasonably and in good faith determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case after the Closing Date, there shall be any increase in the cost including Taxes (other than (i) Excluded Taxes and (ii) Indemnified Taxes and Other Taxes that are covered by Section 3.01) to such Lender of agreeing to make or making, funding or maintaining any SOFR Loans, then the Borrowers shall be liable for, and shall from time to time, on or before the date that is thirty (30) days after written demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided that such Lender shall only be entitled to seek such additional amounts if such Lender is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities (as certified by such Lender in the certificate delivered under Section 3.06); provided, further, that the Borrowers shall not be required to compensate a Lender for any such increases in capital for any period more than 180 days prior to the date such Lender delivers such demand; provided, further that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in the law under clause (a)(i) above, regardless of the date enacted, adopted or issued.
(b)If any Lender reasonably and in good faith shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, in each case after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment or Loans under this Agreement, then, on or before the date that is thirty (30) days after written demand by such Lender to the Borrowers through the Agent, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase; provided that such Lender shall only be entitled to seek such additional amounts if such Lender is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities (as certified by such Lender in the certificate delivered under Section 3.06); provided, further, that the Borrowers shall not be required to compensate a Lender for any such increases in capital for any period more than 180 days prior to the date such Lender delivers such demand.
Section 3.4.Funding Losses.
The Borrowers shall reimburse each Lender for any reasonable loss (other than loss of profits and the Applicable Margin) or expense which such Lender has actually incurred:
(a)if for any reason (other than a default by such Lender) a Credit Extension of any SOFR Loan does not occur on a date specified therefor in a Loan Notice, or a conversion to or continuation of any SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice;
(b)if any prepayment or other principal payment of, or any conversion of, any of its SOFR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or
(c)if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower Representative.
including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its SOFR Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any administrative fee or other amount chargeable by such Lender for the calculation of such loss. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.04 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
Section 3.5.Inability to Determine Rates.
Subject to Section 3.08, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(a)the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof; or

(b)the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower Representative and each Lender.
Upon notice thereof by the Agent to the Borrower Representative, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower Representative to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.04. Subject to Section 3.08, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination
Section 3.6.Certificates of Lenders.
Any Lender claiming reimbursement or compensation under this Article 3 shall deliver to the Borrower Representative (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder (including the certifications required in Sections 3.03(a) and (b)) and such certificate shall be conclusive and binding on the Borrowers in the absence of demonstrable error. Such certificate shall set forth in reasonable detail the methodology used in determining the amount payable to the Lender.
Section 3.7.Substitution of Lenders; Mitigation.
If the Borrowers receive notice from any Lender of a claim for compensation under Section 3.01 or Section 3.03 or a claim pursuant to Section 3.02 or the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall (at the request of the Borrower Representative) take such steps as may be reasonably available to it to mitigate the effects of the event giving rise to such claim or payment (provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrowers agree to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof)) and, if such Lender is unable to mitigate such effects to the Borrower Representative’s reasonable satisfaction, the Borrower Representative may upon notice to such Lender and the Agent (i) replace such Lender by causing such Lender to assign its Loans (with the assignment fee to be paid by the Borrowers in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees identified by the Borrower Representative or (ii) notwithstanding Section 2.11, terminate the applicable Commitments of such Lender and repay all Obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that each such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents from the applicable assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts). Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Loans; provided that if such Lender does not comply with this Section 3.07 within one Business Day after the Borrower Representative’s request, compliance with this Section 3.07 shall not be required to effect such assignment.
Section 3.8.Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.08(a)(i) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower Representative of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.08(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.08.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-

representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any pending request for a SOFR borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
Section 3.9.Survival.
The agreements and obligations of the Borrowers in Section 3.01, Section 3.03 and Section 3.04 shall survive the termination of this Agreement and the payment of all other Obligations subject to the limitations set forth in such Sections.
Article 4
Conditions Precedent
Section 4.1.Conditions to Closing.
The obligation of each Lender to make a Loan on the Closing Date is subject to satisfaction of the following conditions precedent at or substantially simultaneously with the making of such Loan:
(a)The Agent shall have received each of the following, each of which shall be originals or facsimiles or PDFs delivered by electronic mail (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Agent:
(i)executed counterparts of this Agreement, the U.S. Pledge Agreement and the UK Share Pledge; and
(ii)a Note executed by the Borrowers in favor of each Lender that has requested a Note at least three (3) Business Days prior to the Closing Date.
(b)The Agent shall have received the following personal property collateral requirements:
(i)proper financing statements in form appropriate for filing, duly prepared for filing under the Uniform Commercial Code, covering the Collateral described in the U.S. Pledge Agreement;
(ii)evidence of the completion of, or of arrangements reasonably satisfactory to the Agent for the completion of, all other actions, recordings and filings of or with respect to the U.S. Pledge Agreement and the UK Share Pledge that the Agent may deem reasonably necessary in order to perfect the Liens created thereby; and

(iii)evidence that all other action that the Agent may reasonably deem necessary in order to perfect the Liens created under the U.S. Pledge Agreement and the UK Share Pledge has been taken or that arrangements reasonably satisfactory to the Agent for the completion thereof have been made.
(c)The Agent shall have received:
(i)in respect of the Parent, Cirrata Group and Cirrata V:
(A)a copy of the articles or certificate of incorporation or equivalent document of each Obligor as in effect on the Closing Date, certified by the Secretary of State (or similar applicable Government Authority) of its jurisdiction of incorporation or organization as of a recent date;
(B)a copy of the bylaws, operating agreement, or equivalent document of each Obligor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Obligor as of the Closing Date;
(C)copies of the resolutions of the board of directors, authorized subcommittee thereof, or other equivalent body of each Obligor authorizing the execution, delivery and performance of the Loan Documents to which such Obligor is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Obligor (or in the case of a limited liability company, of its manager);
(D)a certificate of the Secretary or Assistant Secretary of each Obligor (or in the case of a limited liability company, of its manager) certifying the names and true signatures of the officers of such Obligor authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by such Obligor hereunder;
(E)a certificate of good standing or equivalent document for each Obligor from the Secretary of State (or similar, applicable Governmental Authority) of its jurisdiction of incorporation or organization as of a recent date; and
(ii)in respect of Cirrata UK:
(A)a copy of the constitutional documents (certificate of incorporation, most recent articles of association, memorandum of association and change of name certificates);
(B)a copy of a resolution of the board of directors;
(C)a specimen signature of each person authorized by the board resolutions above in relation to the Loan Documents and related documents;
(D)a copy of a resolution signed by all the holders of the issued shares approving the terms of and the transactions contemplated by the Loan Documents;
(E)a certificate of an authorized signatory or director of Cirrata UK:
(F)confirming that borrowing, guaranteeing or securing the Obligations would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded; and

(G)certifying that each copy document relating to it specified in this section V is correct, complete and in full force and effect and has not been amended or superseded as at the date no earlier than the date of this Agreement.
(d)The Acquisition Agreement shall not have been amended or waived, and no consents shall have been given with respect thereto, in any material respect, by the Parent or its Subsidiaries in a manner materially adverse to the interests of the Lenders without the consent in writing (such consent not to be unreasonably withheld, conditioned or delayed) by the Lenders (it being understood and agreed that (i) any amendment, waiver or consent that results in any increase in the consideration for the Beat Acquisition shall not be deemed to be materially adverse to the interests of the Lenders so long as such increase in consideration is not funded with additional indebtedness for borrowed money and (ii) any amendment, waiver or consent that results in any decrease in the consideration for the Beat Acquisition shall not be deemed to be materially adverse to the interests of the Lenders so long as (a) any such decrease is (x) pursuant to a purchase price adjustment under the Acquisition Agreement, (y) no greater than 10% of the total amount of consideration required to consummate the Beat Acquisition set forth in the Acquisition Agreement (as in effect on the date hereof) or (z) applied (A) first to reduce the Cash and Equity Amount to 40% of the Funded Capitalization and (B) after giving effect to the application of the reduction of the amount of consideration in clause (A) above, as follows: (1) 60% to reduce the commitments under the Term Loan Facility and (2) 40% to reduce the Cash and Equity Amount).
(e)The Agent shall have received a customary written opinion, reasonably acceptable to the Agent in form and substance, (addressed to the Agent and the Lenders and dated the Closing Date) from each of (i) Debevoise & Plimpton LLP, New York counsel for the Obligors and (ii) Potter Anderson & Corroon LLP, Delaware counsel for the Obligors.
(f)The Agent shall have received evidence that all fees required to be paid on the Closing Date pursuant to the Fee Letter will, upon the borrowing of the Loans, be paid (which amounts may be offset against the proceeds of the Loans); provided that this condition shall be deemed to have been satisfied by the inclusion of such payments in a Loan Notice.
(g)The Agent shall have received a certificate signed by a Responsible Officer, dated as of the Closing Date, confirming that (i) all of the closing conditions under the Acquisition Agreement have been satisfied (save for payment of the purchase price and any other step that is to be or can only be satisfied on the Closing Date) or waived and (ii) the Cash Contribution Requirement shall have been satisfied.
(h)So long as requested by the Agent in writing at least ten (10) business days prior to the Closing Date, the Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation with respect to the Borrowers (after giving effect to the Transactions) that is required by regulatory authorities under applicable “know your customer” and anti-terrorism, sanctions, and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
(i)No Major Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the proposed Credit Extension on the Closing Date.
(j)The Agent shall have received a Loan Notice in accordance with the requirements hereof.
Section 4.2.Determinations Under Section 4.01.
For purposes of determining compliance with the conditions specified in Section 4.01, each of the Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, the Lenders unless an officer of the Agent responsible for the Transactions shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of any Lender, such Lender shall not have made available to the Agent on the Closing Date such Lender’s Pro Rata Share of the borrowing to be made on such date.
Article 5
Representations and Warranties
Each Obligor represents and warrants to the Agent and each Lender that:
Section 5.1.Corporate Existence and Power.
The Parent and each of its Subsidiaries:
(a)is duly organized, validly existing and, to the extent relevant, in good standing (or its equivalent) under the laws of, and as applicable in, the jurisdiction of its incorporation or organization;
(b)has the requisite corporate (or other organizational) power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business;
(c)is duly qualified and in good standing under the laws of, and as applicable in, each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and
(d)is in compliance with all Requirements of Law, except such Requirements of Law, or decrees as are being contested in good faith by appropriate proceedings;
except, in each case referred to in clauses (a) (other than with respect to the existence of the Borrowers or the Parent), (b), (c) and (d), to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.2.Corporate Authorization; No Contravention.
The Transactions to be entered into by each Obligor are within its corporate or other organizational powers. The Transactions (including the execution, delivery and performance by each Obligor of each Loan Document to which it is a party) have been duly authorized by all necessary corporate or other organizational action of each Obligor, and do not and will not:
(a)contravene the terms of any of such Obligor’s Organization Documents;
(b)conflict with or result in any breach or contravention of, or result in or require the creation of any Lien (other than the Transaction Liens) under, any document evidencing any material Contractual Obligation to which such Obligor is a party, except to the extent that such conflicts, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or
(c)violate any Requirement of Law or any order, injunction, writ or decree of any Governmental Authority to which such Obligor or its property is subject, except to the extent that such violations, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.3.Governmental Authorization.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each Obligor of each Loan Document to which it is a party or the granting of any Liens by any Obligor pursuant to the Loan Documents, except (i) such as have been obtained and are in full force and effect, (ii) filings necessary to perfect the Transaction Liens, (iii) such as may be required in accordance with applicable securities Laws in connection with realization on the Pledged Collateral and (iv) those the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
Section 5.4.Binding Effect.
Each Loan Document that has been delivered by an Obligor has been duly executed and delivered by each Obligor party thereto and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceeding in equity or at law.
Section 5.5.Litigation.
Except as set forth on Schedule 5.05 or as otherwise disclosed by the Parent in an SEC filing on or prior to the Closing Date, there are no actions, suits, proceedings, claims or disputes pending, or, to the knowledge of any Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Parent or any of its Subsidiaries or any of their respective properties that: (a) on the Closing Date, affects or pertains to this Agreement or any other Loan Document or (b) there is reasonable likelihood of an adverse determination with respect to any Obligor and that, if adversely determined, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document.
Section 5.6.Employee Benefit Plans.
(a)Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law except to the extent that such non-compliance would not reasonably be expected to have a Material Adverse Effect. Except for occurrences or circumstances that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Single Employer Pension Plan has any Unfunded Pension Liability that would reasonably be expected to have a Material Adverse Effect; (iii) no Obligor or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iv) no Obligor or any ERISA Affiliate has knowingly engaged in a transaction that would reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.
(b)Each Foreign Pension Plan is in compliance in form and operation with its terms and with applicable Requirements of Law, except where any failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(c)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any Subsidiary:
(i)is or has at any time been an "employer" (as defined for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an "occupational pension scheme" which is not a "money purchase scheme" (both terms as defined in the Pensions Act 1993 (UK)); or

(ii)is or has within the past six years been "connected" with or an "associate" (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (UK)) of such an "employer".
Section 5.7.Margin Regulations.
(a)Neither the Parent nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(b)None of the proceeds of the Loans will be used to acquire Margin Stock.
(c)None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Exchange Act, or regulations issued pursuant thereto, or Regulation T, U or X of the FRB.
Section 5.8.Title to Properties.
The Parent or one or more of its Subsidiaries have good legal title in fee simple or valid leasehold interests in, all real property that is material to the ordinary conduct of their respective businesses, except for any failure to have such good title and any defects in title or interests as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9.Taxes.
The Parent and each of its Subsidiaries has timely filed all federal Tax and other Tax returns and reports required to be filed, and has paid all federal Tax and other Taxes levied or imposed upon it or its properties, income or assets that have become due and payable (including in its capacity as a withholding agent), except those (i) that are not more than 30 days overdue, (ii) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with, as applicable, SAP, GAAP or UK GAAP or (iii) where the failure to make such filing or payment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As of the date hereof, Cirrata UK is treated as a corporation for U.S. federal income tax purposes.
Section 5.10.Financial Condition.
(a)The Parent has heretofore furnished to the Agent (x) its consolidated balance sheet and statements of total comprehensive income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2023 reported on by KPMG LLP, independent public accountants and (y) its unaudited consolidated balance sheet and related statements of total comprehensive income, stockholders’ equity and cash flows as of the end of and for the fiscal quarter ended March 31, 2024. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its Subsidiaries as of such dates and for such periods in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (y) of the foregoing sentence).
(b)Since the Closing Date, there has been no Material Adverse Effect.
Section 5.11.Environmental Matters.
(a)All real properties owned or leased by the Parent or any of its Subsidiaries as of the Closing Date have been, and continue to be, owned, leased or operated by the Parent and its Subsidiaries in compliance with all Environmental Laws, except where failure to so comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(b)There are no pending or, to the knowledge of any Borrower, threatened (in writing), Environmental Claims against the Parent or any of its Subsidiaries, except for such Environmental Claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)The Parent and each of its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations required under any Environmental Law to own, lease and operate their property or to conduct their businesses except where failure to obtain or comply with the foregoing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(d)There are no Environmental Liabilities, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in any Environmental Liability, of the Parent or any of its Subsidiaries that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.
Section 5.12.Investment Company Act.
Neither the Parent or the Borrowers nor any of their respective Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 5.13.Subsidiaries.
(a)The Capital Stock of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except (i) as set forth on Schedule 5.14(a) and (ii) any options, warrants, calls, rights, commitments or other agreements in favor of the Parent and its Subsidiaries, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any of the Subsidiaries of the Parent is a party requiring, and there is no Capital Stock of any Subsidiary of the Parent outstanding which upon conversion or exchange would require, the issuance by any such Subsidiary of any additional Capital Stock of such Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, any Capital Stock of such Subsidiary, except equity compensation plans and other employee incentive schemes maintained for the benefit of officers, directors, employees and consultants of the Parent and its Subsidiaries.
(b)Schedule 5.14(b) sets forth, in all material respects, the name of, and the ownership interest of the Parent (or the applicable Subsidiary) in, each of its Subsidiaries and identifies the type of entity of each such Subsidiary, in each case as of the Closing Date (after giving effect to the Transactions).
Section 5.14.Intellectual Property.
Except as could not reasonably be expected to have a Material Adverse Effect, the Parent and each of its Subsidiaries owns or possesses the right to use all patents, patent rights, technology, trademarks, service marks, trade names, copyrights, trade secrets, domain names, software, database rights and other intellectual property rights used in the business of such Person.
Section 5.15.Full Disclosure.
(i) All written information (other than financial projections, budgets, estimates and information of a general economic or industry nature) provided to the Arranger directly by or on behalf of the Parent or its Subsidiaries in connection with the Transactions was, as of the Closing Date and when taken as a whole (after giving effect to all supplements thereto), correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made and (ii) the financial projections relating to the Parent or its Subsidiaries provided by the Parent to the Arranger directly by or on behalf of the Parent or its Subsidiaries in connection with the Transactions were prepared in good faith based upon assumptions that were believed by the preparer thereof to be reasonable at the time such financial projections were furnished to the Arranger and in light of the circumstances for which they were prepared, it being understood and agreed that financial projections are as to future events, are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Parent’s control, that no assurance can be given that any particular projection will be realized, that financial projections are not a guarantee of financial performance and that actual results may differ significantly from financial projections and such differences may be material.
Section 5.16.Solvency.
Immediately after giving effect to the Transactions to occur on the Closing Date, (a) the fair value of the assets of the Parent and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the Parent and its Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature; and (c) the Parent and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is conducted on the Closing Date. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Section 5.17.Security Interests.
On the Closing Date, the Security Documents will create valid security interests in the Collateral to the extent set forth therein. At all times thereafter, the Security Documents will create valid and perfected security interests in the Collateral from time to time covered or purportedly covered thereby to the extent a security interest in such Collateral may be perfected by filing a financing statement under the Uniform Commercial Code or by establishing control in favor of the Agent.
Section 5.18.Compliance with Laws.
Each of the Parent and its Subsidiaries is in compliance with the requirements of all laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.19.Sanctions Laws and Regulations.
(a)The Obligors have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance by the Parent, its Subsidiaries and their respective directors, officers, employees, and agents with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws applicable to such Person.
(b)None of the Parent, its Subsidiaries or their respective directors or officers, or to the knowledge of a Responsible Officer, their respective employees or agents acting in any capacity in connection with this Agreement (i) is a Sanctioned Person; or (ii) has or is engaged in any dealings or transactions (1) with any Sanctioned Person, (2) in or involving any Sanctioned Country, or (3) otherwise in violation of Sanctions (except, in the case of (1) and (2), to the extent permissible under the relevant Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws applicable to such Parent, Subsidiary director, employee or agent).
Section 5.20.Use of Proceeds.
The Borrowers will use the proceeds of the Loans only for the purposes set forth in Section 6.10.
Article 6
Affirmative Covenants
Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent indemnification obligations not yet due and payable) and all Commitments have been terminated, each Obligor covenants and agrees with the Lenders that:
Section 6.1.Financial Statements.
The Borrowers shall deliver to the Agent, for further distribution to each Lender:
(a) (i) within one hundred twenty (120) days after the end of each Fiscal Year of the Parent, the Parent’s audited consolidated balance sheet and related statements of total comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, as audited by KPMG LLP or another independent accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for qualifications pertaining to debt maturities occurring within 12 months of such audit or anticipated or actual breach of financial covenants)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP and (ii) within one hundred eighty (180) days after the end of each Fiscal Year of the Company, to the extent such financial statements are prepared in the ordinary course of business, the Company’s audited consolidated balance sheet and related statements of total comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, as audited by Ernst & Young LLP or by an independent accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for qualifications pertaining to debt maturities occurring within 12 months of such audit or a breach or anticipated breach of financial covenants)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with UK GAAP; and
(b)within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent, commencing with the first Fiscal Quarter ending after the Closing Date, (i) the Parent’s unaudited consolidated balance sheet and related statements of total comprehensive income, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer of the Parent as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management-prepared unaudited financial statements for the Company in accordance with the Company’s existing practices and (iii) management-prepared unaudited financial statements for Cirrata Group in accordance with Cirrata Group’s existing practices.
Section 6.2.Certificates; Other Information.
The Borrowers shall furnish to the Agent, for further distribution to each Lender:
(a)concurrently with the delivery of the financial statements referred to in Section 6.01(a)(i) and Section 6.01(b)(i), a Compliance Certificate executed by a Responsible Officer (i) certifying as to whether a Default exists and, if a Default exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to Section 7.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.11(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(b)concurrently with the delivery of the financial statements referred to in Section 6.01(a)(ii), a Company Audit Certificate executed by a Responsible Officer; and
(c)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent, the Borrowers or any Subsidiary of the Parent, or compliance with the terms of this Agreement, as the Agent may reasonably request, in each case to the extent (i) not prohibited by (x) applicable law or (y) the provisions of any confidentiality agreement or other agreement, document or instrument binding upon the Parent, the Borrowers or such Subsidiary or (ii) such information (x) is not subject to attorney client or similar privilege or does not constitute attorney work product or (y) does not constitute trade secrets or proprietary information of the Parent and its subsidiaries and/or any customers or suppliers of the foregoing (clause (i) and (ii), collectively, the “Information Restrictions”).
Section 6.3.Notices.
The Borrowers shall promptly notify the Agent:
(a)of the occurrence of any Event of Default;
(b)of (i) any dispute, litigation, investigation, proceeding or suspension between the Parent or any Subsidiary and any Governmental Authority or (ii) the commencement of, or any material development in, any litigation (including any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation against or involving the Parent or any of its Subsidiaries or any of its or their businesses or operations, including pursuant to any applicable Environmental Laws, in each case that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect; and
(c)of the occurrence of any of the following events that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect:
(i)an ERISA Event; or
(ii)the establishment of or commencement of contributions to any Plan subject to Title IV of ERISA or Section 412 of the Code by any Obligor or any ERISA Affiliate; or

(iii)the adoption of any amendment to a Plan subject to Title IV of ERISA or Section 412 of the Code that is sponsored or contributed to by any Obligor or any ERISA Affiliate, if such amendment would be reasonably be expected to result in a material increase in contributions or Unfunded Pension Liability.
Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Parent or any affected Subsidiary proposes to take with respect thereto and at what time.
Documents required to be delivered pursuant to Section 6.01, Section 6.02 or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Representative posts such documents or provides a link thereto on a website on the Internet at the website address listed on Schedule 11.02; (ii) on which such documents are posted on the Borrowers’ behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent) or (iii) on which such documents are made publicly available at www.sec.gov. Except for Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrowers hereby acknowledge that (a) the Agent will make available information and projections (collectively, “Borrower Materials”) to the Lenders by posting the Borrower Materials on IntraLinks or another similar secure electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i. e., Lenders that do not wish to receive material non-public information with respect to the Parent, its Subsidiaries or their respective securities) (each, a “Public Lender”). The Borrowers hereby agree that (w) they will clearly identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent, its Subsidiaries or their respective securities for purposes of United States federal and other applicable securities laws, it being understood that such Borrower Materials are subject to Section 11.08; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender”; and (z) the Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”
Section 6.4.Preservation of Corporate Existence, Etc.
The Obligors shall, and shall cause each Subsidiary to (except to the extent not limited by Section 7.03 or Section 7.05):
(a)preserve and maintain in full force and effect its existence and, to the extent relevant, good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable except (other than with respect to the existence of the Borrowers or the Parent) where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and
(b)preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except, in the case of this clause (b), where such failure to preserve and maintain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.5.Insurance.
The Obligors shall, and shall cause each Subsidiary to, maintain with financially sound and reputable independent insurers insurance against losses or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons, except where such failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.6.Payment of Tax Obligations.
The Obligors shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all Tax liabilities imposed upon it or its properties or assets, except those (a) that are not more than 30 days overdue, (b) are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with SAP, GAAP or UK GAAP (as applicable) or (c) the failure of which to pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Cirrata UK will be treated as a corporation for U.S. federal income tax purposes.
Section 6.7.Compliance with Laws.
The Obligors shall, and shall cause each Subsidiary to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, the Patriot Act and all applicable Environmental Laws), except (a) for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) as may be contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, SAP or UK GAAP (as applicable).
Section 6.8.Compliance with ERISA.
The Obligors shall, and shall cause each Subsidiary thereof to, (a) maintain each Plan and Foreign Pension Plan sponsored by a Obligor or a Subsidiary thereof in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal, state, or non-U.S. law; and (b) make all required contributions to any Pension Plan and Foreign Pension Plan, except where such failure to maintain as set forth in (a) or to make contributions as set forth in (b) would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
Section 6.9.Inspection of Property and Books and Records.
The Obligors shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in all material respects shall be made of all financial transactions and matters involving the assets and business of such Obligor and such Subsidiary to permit the preparation of such Persons’ financial statements required by Section 6.01 in accordance with GAAP, SAP or UK GAAP, as applicable. Not more than once per Fiscal Year, the Obligors shall permit representatives and independent contractors of the Agent or its designees to visit and inspect any of their respective properties at which their principal books and records are kept, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective senior management, and independent public accountants, all at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower Representative; provided that (i) members of senior management will be notified and permitted to be present during any such meetings; (ii) when an Event of Default exists the Agent or any Lender (through coordination with and accompanying the Agent) may do any of the foregoing as often as requested at any time during normal business hours and upon reasonable advance notice; (iii) the Borrowers shall not be required to reimburse the costs of more than one such visit per Fiscal Year, except during the existence of an Event of Default and (iv) notwithstanding anything to the contrary contained herein, this Section 6.09 shall be subject to the Information Restrictions.
Section 6.10.Use of Proceeds.
The proceeds of the Loans shall be used (a) to finance a portion of the Transactions and (b) to pay fees and expenses incurred in connection with the Transactions.
Section 6.11.Further Assurances.
(a)Each Obligor will, and will cause each other Obligor to, at the request of the Agent, execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Borrowers’ expense in accordance with Section 11.04. The Obligors will provide to the Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Transaction Liens created or intended to be created by the Security Documents.
(b)With respect to any property acquired after the Closing Date by any Obligor that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof (or such later date acceptable to the Agent in its discretion)) (i) execute and deliver to the Agent such amendments or supplements to the relevant Security Documents or such other documents as the Agent shall reasonably deem necessary or advisable to grant to the Agent, for the benefit of the Secured Parties, a Lien on such property subject to no Liens other than Liens permitted or not prohibited by this Agreement, and (ii) take all actions reasonably necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including, but not limited to, the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent, at the Borrowers’ expense in accordance with Section 11.04. The Borrowers shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties, including actions described in Section 6.11(a), all at the Borrower’s expense in accordance with Section 11.04.
Section 6.12.Conduct of Business.
    Each Obligor shall, and shall cause its Subsidiaries to, only engage in the material lines of business engaged in by such Person on the Closing Date (or, as applicable, at the time of the acquisition or creation of such Subsidiary) and any business similar, related, incidental, complementary or ancillary thereto or a reasonable expansion, development, or extension thereof.

Section 6.13.Fiscal Year. Each Obligor shall, and shall cause its Subsidiaries to, keep its Fiscal Year-end as December 31, unless consented to in writing by the Agent.
Section 6.14.Maintenance of Properties.
The Obligors will, and will cause each of their Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty or condemnation excepted, all material properties used or useful in the business of such Obligor and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where such failure would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
Section 6.15.Sanctions Laws and Regulations.
(a)The Obligors shall not, and shall ensure that none of their Subsidiaries will, directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, anyone acting on behalf of a government or department, agency, or instrumentality of a government, any officer or employee of a company or business owned in whole or part by a government, or anyone else acting in an official capacity, in order to obtain, retain, or direct business, or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or any similar legislation applicable to such Persons; (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country (except to the extent permissible under the relevant Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws applicable to such Person); (iii) in any other manner that will result in the violation of any Sanctions; or (iv) in any other manner that could reasonably be expected to result in any Person becoming a Sanctioned Person.
(b)The Obligors shall not, and shall ensure that none of their Subsidiaries will, use funds or assets obtained directly or indirectly from transactions in violation of Sanctions, to pay or repay any amount owing to the Lenders under this Agreement.
(c)The Obligors shall, and shall ensure that their Subsidiaries will, maintain policies and procedures reasonably designed to promote and achieve compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws applicable to such Persons.
Article 7
Negative Covenants
Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, contingent, surviving indemnification obligations not yet due and payable) and all Commitments have been terminated, the Obligors covenant and agree with the Lenders that:
Section 7.1.Limitation on Indebtedness and Disqualified Capital Stock.
The Obligors shall not incur, issue or at any time be liable with respect to any Indebtedness or Disqualified Capital Stock, except:
(a)Indebtedness under the Loan Documents;

(b)Indebtedness consisting of (A) the financing of insurance premiums payable by the Parent or any Borrower or (B) take-or-pay obligations, in each case in the ordinary course of business;
(c)Indebtedness incurred by the Parent or any Borrower in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of real-estate leases, workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;
(d)Permitted Swap Obligations;
(e)Indebtedness (i) existing on the date hereof and, in the case of Indebtedness with an outstanding principal amount in excess of $10,000,000, which are listed in Schedule 7.01, and (ii) Refinancing Indebtedness in respect thereof;
(f)(i) Capitalized Lease Liabilities and Purchase Money Debt in an aggregate principal amount not to exceed at any time outstanding $10,000,000 and (ii) Refinancing Indebtedness in respect thereof (but disregarding the requirements of clauses (b) through (d) of the definition thereof);
(g)Indebtedness owed by the Parent or any Borrower to the Parent, any Borrower or any Subsidiary; provided that all such Indebtedness owed by an Obligor to a Subsidiary that is not an Obligor shall be unsecured and subordinated to the Obligations pursuant to the Global Note.
(h)Indebtedness in respect of surety and other similar bonds in the ordinary course of business;
(i)other Indebtedness in an aggregate principal amount not to exceed at any time outstanding $10,000,000;
(j)Indebtedness constituting (i) indemnification obligations, obligations in respect of purchase price or other similar adjustments or obligations under deferred compensation or other similar arrangements incurred in connection with an Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement and (ii) settlement obligations in connection with Specified Stock Buybacks;
(k)Contingent Obligations of any Person in respect of Indebtedness otherwise permitted to be incurred under this Section 7.01;
(l)Indebtedness consisting of the deferred purchase price of equity interests (or option or warrants or similar instruments) of any future, present or former employee, officer, director, manager or consultant of the Parent or any Subsidiary (or any direct or indirect parent thereof) issued (whether in the form of notes or otherwise) for the purchase or redemption thereof pursuant to the terms of any compensation plan or employment contract;
(m)Cash Management Obligations incurred in the ordinary course of business;
(n)obligations of the Parent or any Borrower to maintain the capital or solvency of any of its Subsidiaries in accordance with the requirements of or under any agreement with any Governmental Authority;
(o)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the clauses above; and

(p)overdraft facilities incurred in the ordinary course of business.
It is understood and agreed that any exception from this Section 7.01 that allows the incurrence or existence of Indebtedness will also permit the issuance and existence of Disqualified Capital Stock.
Section 7.2.Liens.
The Obligors shall not create, assume or suffer to exist any Lien on any property now owned or hereafter acquired by it, except for the following:
(a)Transaction Liens;
(b)Liens securing obligations in an aggregate amount not to exceed, at any time outstanding, $10,000,000;
(c)Liens on cash, Cash Equivalents, other securities or deposits, accounts or investment property (in each case, other than Collateral) securing Permitted Swap Obligations and Liens securing Cash Management Obligations permitted by Section 7.01;
(d)Permitted Encumbrances;
(e)Liens existing on the date hereof and, to the extent such Lien is on property of the Parent or any Borrower or such Lien secures Indebtedness for borrowed money in excess of $5,000,000, listed in Schedule 7.02, including extensions, renewals and replacements of such Liens; provided that (i) such Lien shall not apply to any additional property (other than after-acquired title in or on such property and related assets and proceeds of the collateral in accordance with the document creating such Lien); it being understood that individual financings of the type permitted under Section 7.01(f) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates and (ii) to the extent securing Indebtedness, the Indebtedness secured thereby is not increased except as otherwise permitted under Section 7.01;
(f)Liens on cash or Cash Equivalents securing letters of credit issued in an aggregate amount at any time outstanding not to exceed $10,000,000;
(g)Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, SAP or UK GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;
(h)Liens securing Indebtedness permitted by Section 7.01(f); provided that such Liens are limited to the assets financed by the relevant Capitalized Lease Liabilities or Purchase Money Debt or any Refinancing Indebtedness in respect thereof (it being understood that individual financings of the type permitted under Section 7.01(f) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates);
(i)[reserved];
(j)Replacements of any Liens permitted under this Section 7.02 when incurred, provided that (i) such Lien shall not apply to any additional property (other than after acquired title in or on such property and related assets and proceeds of the existing collateral in accordance with the document creating such Lien); it being understood that individual financings of the type permitted under Section 7.01(f) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates and (ii) if such Lien secures Indebtedness, the Indebtedness secured thereby is not increased except as otherwise permitted under Section 7.01 or by amounts of the type described under clause (a) of the proviso to the definition of “Refinancing Indebtedness”;
(k)Liens granted by any Obligor in favor of any other Obligor;
(l)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(m)Liens attaching solely to cash earnest money deposits required to be made under the terms of any letter of intent or purchase agreement for a permitted Acquisition;
(n)Liens incurred in connection with the collection or disposition of delinquent accounts receivable in the ordinary course of business;
(o)Liens securing repayment of funds advanced to the Parent or any Subsidiary under custody agreements, securities lending arrangements, securities clearing agreements and similar arrangements entered into in the ordinary course of business;
(p)Liens in connection with any repurchase agreement, buy/sell agreement or similar agreement or instrument on assets or property transferred by the Parent or any Subsidiary, securing the obligation of the Parent or such Subsidiary to repurchase or buy such assets or property as well as its other obligations under such repurchase agreement, buy/sell agreement or similar agreement or instrument;
(q)Liens on any real property securing Indebtedness of the Parent or any Subsidiary in respect of which (i) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating the Lien or providing for the Indebtedness secured by the Lien is limited to such real property directly securing such Indebtedness and (ii) such holder may not under the instrument creating the Lien or providing for the Indebtedness secured by the Lien collect by levy of execution or otherwise against assets or property of the Parent or such Subsidiary (other than such real property directly securing such Indebtedness) if the Parent or such Subsidiary fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in “nonrecourse” real estate transactions;
(r)Liens constituting lock-up arrangements and rights of first refusal in respect of certain Capital Stock entered into in connection with the sale or transfer of such Capital Stock;
(s)Liens arising as a result of the segregation and deposit of certain Capital Stock in connection with securities disposition plans in respect of such Capital Stock otherwise permitted hereunder (including any Specified Stock Buybacks);
(t)Liens securing or arising in connection with any Investment permitted under Section 7.07 (or any letters of credit securing or arising in connection with such Investment);
(u)Liens arising in respect of any letters of credit or guarantees granted in connection with office leases of the Parent or any of its Subsidiaries;
(v)Liens arising from pledges or deposits of cash, securities or portfolio investments made by any Insurance Subsidiary (A) as a condition to obtaining or maintaining any licenses issued to it by any Governmental Authority or (B) as otherwise required to comply with the requirement of applicable insurance laws;

(w)rights of first refusal, preemptive rights and tag, drag and similar rights, put and call rights and similar rights or encumbrances and restrictions on sale or transfer in the shareholder agreement for the Company; and
(x)leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which (i) do not interfere in any material respect with the business of the Parent or any Borrower and (ii) are permitted by Section 7.03.
Notwithstanding the foregoing, in no event shall any Lien be permitted to exist on the Capital Stock of AAC.
Section 7.3.Disposition of Assets.
The Obligors shall not Dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable with or without recourse and Capital Stock of any Subsidiary whether newly issued or otherwise), except:
(a)(i) Dispositions of inventory and equipment in the ordinary course of business, (ii) Dispositions of cash and Cash Equivalents and (iii) Dispositions of assets obtained through foreclosure or otherwise through the exercise of remedies in respect of obligations owed by a third party to the Parent or any of its Subsidiaries or otherwise in respect of mortgage loans insured by the Parent or any of its Subsidiaries;
(b)the sale of property to the extent that such property is exchanged for credit against the purchase price of replacement property or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property;
(c)Dispositions by the Parent or any of the Borrowers of Investments permitted under this Agreement, in each case, consistent with the investment policy of the Parent or such Borrower in effect from time to time, as the case may be;
(d)Dispositions by the Parent or any Borrower to the Parent or any Borrower;
(e)Dispositions by the Parent or the Borrowers in connection with a Specified Stock Buyback;
(f)obsolete, surplus or worn out property disposed of by the Parent or any Borrower in the ordinary course of business of the Parent and such Borrower;
(g)transfers resulting from any casualty or condemnation or expropriation of property or assets;
(h)licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property (A) in the ordinary course of business of the Parent and any Borrower and which do not materially interfere with the business of the Parent or any Borrower or (B) pursuant to Section 4.14 of the Aurora Transaction Agreements;
(i)Dispositions consisting of (A) any transaction permitted by Section 7.05 (other than Section 7.05(a)(i)), (B) the making of any Investments permitted by Section 7.07, (C) the creation, incurrence or assumption of any Lien permitted under Section 7.02, and (D) the making of any Restricted Payments permitted by Section 7.06;

(j)issuances of Capital Stock pursuant to and in accordance with equity compensation plans or programs and other benefit and compensation plans, programs or agreements for directors, officers, employees, managers or consultants of the Parent and its Subsidiaries;
(k)the sale, discount, forgiveness or other compromise of notes or other accounts in the ordinary course of business or in connection with collection thereof;
(l)issuances of Capital Stock (i) by the Parent or (ii) by a Borrower to the Parent;
(m)Dispositions not otherwise permitted hereunder; provided that (x) the consideration received for the applicable assets shall be in an amount at least equal to the fair market value thereof (as determined by the Borrower Representative in good faith), (y) at least 75% of the purchase price for the applicable assets shall be paid to the Parent or a Borrower (as applicable) in cash or Cash Equivalents and (z) the Net Proceeds of any such Disposition to the extent constituting an Asset Sale are applied in accordance with Section 2.06(d)(ii) to the extent required by such Section and within the time periods set forth therein;
(n)sale and lease back transactions in respect of any property acquired after the Closing Date, and consummated within 365 days after the acquisition of such property;
(o)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to (i) customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) any other arrangement permitted pursuant to Section 7.07(p);
(p)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(q)Dispositions required by, or made to comply with any order of, any Governmental Authority or pursuant to any applicable Requirement of Law;
(r)other Dispositions for consideration not in excess of $5,000,000; and
(s)the Disposition of AAC and its subsidiaries pursuant to the Aurora Transaction Agreements; provided that the Net Proceeds from any Disposition pursuant to this Section 7.03(s) are applied in accordance with Section 2.06(d)(ii) within the time limit set forth therein.
Upon consummation of a sale, transfer or other Disposition permitted under this Section 7.03, any Liens created under the Security Documents in respect of the assets Disposed of shall be automatically released and the Agent shall (to the extent applicable) deliver to the Borrower Representative, upon the Borrower Representative’s request and at the Borrower Representative’s expense in accordance with Section 11.04, such documentation as necessary to evidence the release of the Agent’s security interests, if any, in the assets being Disposed of, including amendments or terminations of Uniform Commercial Code or UK Companies House financing statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being Disposed of in its entirety from all of its obligations, if any, under the Loan Documents; provided that the Borrower Representative shall have provided to the Agent such certificates evidencing compliance with the Loan Documents as the Agent shall reasonably request.
Section 7.4.Transactions with Affiliates.
The Obligors shall not enter into any transaction with any Affiliate of the Borrowers involving the payment or transfer of any property in excess of $7,500,000, other than (a) transactions no less favorable in any material respect to such Obligor or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of such Obligor or such Subsidiary, (b) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions, (c) transactions between or among the Obligors and their Subsidiaries, (d) transactions permitted or approved by a Department, (e) any Restricted Payment permitted by Section 7.06 or any Investment or Acquisition permitted by Section 7.07, (f) arrangements for indemnification payments for directors and officers of the Obligors, (g) intercompany transactions between or among the Obligors or their Subsidiaries, that are (x) relating to the (i) provision of management services and other corporate overhead services, (ii) provision of personnel to other locations within the Parent’s consolidated group on a temporary basis and (iii) provision, purchase or lease of services, cash management services, operational support, assets, equipment, data, information and technology, that, in the case of any such intercompany transaction referred to in this clause (g), are subject to reasonable reimbursement or cost-sharing arrangements (as determined in good faith by the Borrowers), which reimbursement or cost-sharing arrangements may be effected through transfers of cash or other assets or through book-entry credits or debits made on the ledgers of each involved Subsidiary; provided that any such intercompany transaction is either (1) entered into in the ordinary course of business or (2) otherwise entered into pursuant to the reasonable requirements of the business of the Parent or the Subsidiaries or (y) otherwise permitted pursuant to this Article 7, (h) ordinary course business transactions (other than transactions of the type described in clause (c) or (g) above) that (A) do not involve the sale, transfer or other Disposition of operations or assets and (B) do not materially and adversely affect the Lenders, (i) Indebtedness and Investments among the Obligors and their Subsidiaries to the extent permitted under Article 7), (j) employment and severance arrangements for and compensation, bonuses, stock options and stock ownership plans and indemnification arrangements and benefit plans (and the making of payments, awards or grants in cash, securities or otherwise pursuant thereto or the funding thereof) for officers, directors, employees, managers and consultants of the Parent and its Subsidiaries approved by the board of directors or equivalent body of the Parent or its Subsidiary, (k) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees, managers and consultants of the Parent and its Subsidiaries in the ordinary course of business, (l) the furnishing of services by the Parent or any Subsidiary to or for the benefit of the Parent or any other Subsidiary in the ordinary course of business and (m) intercompany transactions pursuant to the Aurora Transaction Agreements.
Section 7.5.Fundamental Changes.
The Obligors shall not merge, consolidate, amalgamate, or sell all or substantially all of the assets of the Obligors taken as a whole, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except (a) in connection with (i) a Disposition otherwise permitted by Section 7.03 (other than Section 7.03(i)(A) or Section 7.03(m)), (ii) an Investment permitted by Section 7.07 or (iii) a Restricted Payment permitted by Section 7.06. Notwithstanding the foregoing, in no event shall the Obligors be permitted to reorganize in a jurisdiction outside of the United States.
Section 7.6.Restricted Payments.
The Obligors shall not declare or pay any dividend on (or make any payment to a related trust for the purpose of paying a dividend), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of such Obligor (or any related trust), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Obligor (collectively, “Restricted Payments”) (it being understood, for the avoidance of doubt, that payments by any Obligor pursuant to intercompany loans or notes, intercompany tax and expense sharing arrangements and intercompany services agreements, in each case in the ordinary course of business and consistent with past practice shall not constitute Restricted Payments), except that:
(a)any Borrower may declare or pay dividends, distributions and make any other payments with respect to its Capital Stock to the Parent and to any other Borrower;
(b)the Parent and the Borrowers may pay dividends solely in the form of shares of its Capital Stock (other than Disqualified Capital Stock), including through stock splits, reverse stock splits, share consolidations and similar transactions;
(c)the Obligors may make Restricted Payments, so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate amount of Restricted Payments pursuant to this Section 7.06(c) shall not exceed $7,500,000;
(d)the Parent and each Borrower may make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities, convertible into or exchangeable for Capital Stock or arising out of stock dividends, splits, combinations or business combinations and may exchange debt securities for other debt securities provided that there is no cash payment made in connection therewith;
(e)the Parent and each Borrower may pay (or make Restricted Payments to allow the Parent or any other direct or indirect parent thereof to pay) for the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Parent or such Borrower (or any other such direct or indirect parent thereof) from any future, present or former employee, officer, director, manager or consultant of the Parent or such Borrower (or any other direct or indirect parent thereof) or any of their respective Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, officer, director, manager or consultant of the Parent or such Borrower (or any other direct or indirect parent thereof) or any of their respective Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (e) shall not exceed an amount equal to $20,000,000, which amount shall be increased by:
(i)to the extent contributed to the Parent or such Borrower, the net cash proceeds from the sale after the Closing Date of Capital Stock (other than Disqualified Capital Stock) of the Parent or such Borrower (or any other direct or indirect parent thereof), in each case to any employee, officer, director, manager or consultant of the Parent or any of the Borrowers or any direct or indirect parent thereof; plus
(ii)the net cash proceeds of key man life insurance policies received after the Closing Date by the Parent or the Borrowers;
(f)the Parent and each Borrower may (i) purchase and repurchase Capital Stock issued by it upon the vesting of equity awards pursuant to the Parent and the Borrowers’ equity incentive plans or programs, (ii) make Restricted Payments in the form of equity pursuant to and in accordance with equity compensation plans or programs and other benefit and compensation plans, programs or agreements for any employee, officer, director, manager or consultant of the Parent and the Borrowers, (iii) make non-cash repurchases of its Capital Stock occurring upon exercise of stock options or warrants or the settlement or vesting of other awards if such Capital Stock represents a portion of the exercise price of such options or warrants or similar equity incentive awards, (iv) purchase, redeem or otherwise acquire

Capital Stock issued by it with the proceeds received from the substantially concurrent issue of new shares of its Capital Stock (other than Disqualified Capital Stock), (v) distribute rights pursuant to a stockholder rights plan or redeem such rights in accordance with the terms of such plan and (vi) engage in net-settled share transactions involving Capital Stock of the Parent or such Borrower in connection with the payment of withholding taxes in connection with equity compensation plans or programs and other benefit and compensation plans, programs or agreements for any employee, officer, director, manager or consultant;
(g)the Parent may conduct any repurchase or redemption of its Capital Stock in an aggregate principal amount not exceeding $15,000,000 (a “Specified Stock Buybacks”); and
(h)the Parent may pay any dividend within 60 days after the date of declaration thereof; provided that on the date of declaration such payment shall comply with one of the exceptions to this Section 7.06 listed in clauses (a) through (g) thereof.
Notwithstanding the foregoing, if an Event of Default has occurred and continuing, Cirrata V and Cirrata UK shall not be permitted to make Restricted Payments to the Parent with the proceeds of Restricted Payments from the Company (excluding, for the avoidance of doubt, payments made to the Parent in connection with any Tax payable or suffered in respect of or in consequence of such proceeds).
Section 7.7.Investments and Acquisitions.
The Obligors shall not make any Acquisition or hold or make any other Investment in any other Person, except:
(a)Investments in existence on the Closing Date and commitments to make Investments existing on the Closing Date and, in the case of any Investment or commitment in excess of $10,000,000 (other than Investments in the Parent and its Subsidiaries on the Closing Date), which are listed on Schedule 7.07;
(b)Investments consisting of non-cash consideration received in connection with a Disposition not prohibited by the Loan Documents;
(c)Investments (i) constituting deposits, prepayments and other credits to suppliers in the ordinary course of business, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts in the ordinary course of business, (iii) in the form of advances made to distributors, suppliers, licensors, licensee, lessors, lessees, sub-lessors and sub-lessees in the ordinary course of business, (iv) received in connection with the bankruptcy or reorganization of customers and suppliers in the ordinary course of business or as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes and (v) obtained through foreclosure or otherwise through the exercise of remedies in respect of obligations owed by a third party to the Parent or any of the Borrowers or otherwise in respect of mortgage loans insured by the Parent or any of the Borrowers;
(d)(i) Investments consisting of Contingent Obligations permitted by Section 7.01, (ii), Investments consisting of Contingent Obligations in respect of obligations other than Indebtedness, or (iii) Investments consisting of Indebtedness permitted by Section 7.01 (other than Section 7.01(g));
(e)Investments that were Cash Equivalents when made;
(f)Investments by the Parent and the Borrowers in the ordinary course of business consistent with the investment policies of the Parent or such Borrower, as applicable, in effect from time to time;

(g)Investments by the Parent or any Borrower in the Parent or any Subsidiary; provided that the aggregate amount of Investments in Subsidiaries that are not Obligors shall not exceed at any time outstanding $10,000,000;
(h)security deposits or pledges held or made in the ordinary course of business;
(i)loans and advances in the ordinary course of business to employees for moving, relocation or travel purposes, in each case subject to compliance with the Requirements of Law;
(j)Permitted Swap Obligations;
(k)Investments not otherwise permitted hereby in an aggregate amount not to exceed at any time outstanding $40,000,000;
(l)any Investment required pursuant to any Requirement of Law;
(m)[reserved];
(n)Investments in any Subsidiary in connection with reorganizations and related activities related to tax or other corporate planning; provided that, after giving effect to any such reorganization and related activities, the security interest of the Agent in the Collateral is not materially impaired;
(o)Investments pursuant to or in connection with the Transactions; and
(p)Investments pursuant to any put options or call options set out in a shareholders’ agreement in respect of any joint venture in which an Obligor has a direct or indirect interest.
Section 7.8.Prepayment of Certain Indebtedness; Modifications of Certain Agreements.
(a)The Obligors shall not make any payment or other distribution (whether in cash, securities or other property, and including optional prepayments and open market purchases) of or in respect of principal of any Indebtedness of the Parent or the Borrowers that is or is required to be contractually subordinated in right of payment or with respect to security to the Obligations or is unsecured (collectively, the “Junior Financing”), in each case in an aggregate principal amount in excess of $5,000,000, other than (i) payment of regularly scheduled interest payments as and when due in respect thereof, (ii) the payment of principal as and when due in respect thereof, (iii) to the extent an Obligor could make a Restricted Payment under Section 7.06(c), an equal amount (with any payment pursuant to this clause (iii) being deemed to be a Restricted Payment under Section 7.06(c) and utilization of capacity thereunder), (iv) to the extent the consideration thereof consists of Capital Stock (other than Disqualified Capital Stock) of the Parent or any Borrower, (v) payment of Indebtedness owed to the Parent or any Borrowers, (vi) subject to the terms of the Global Note, payment of Indebtedness owed to any Subsidiary of the Parent that is not an Obligor and (vii) other such payments or distributions to the extent not in excess of $5,000,000;
(b)The Obligors shall not amend or modify their respective Organization Documents, other than any amendments or modifications which are not adverse in any material respect to the interests of the Lenders without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 7.9.Minimum Consolidated Net Worth.
Parent will not permit the Consolidated Net Worth of Parent and its Subsidiaries as of the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2024, to be less than $700,000,000.
Section 7.10.Restrictive Agreements.
The Obligors will not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Obligor to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Borrower to pay dividends or other distributions with respect to holders of its Capital Stock or to make or repay loans or advances to the Parent or any other Borrower; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or Governmental Authority, regulations or regulatory directives (including, for the avoidance of doubt, “financial requirements” imposed pursuant to agreements or other arrangements with regulatory authorities) or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements or other arrangements relating to the sale of assets pending such sale, provided such restrictions and conditions apply only to such assets that are to be sold and such agreement is not prohibited hereunder, (iii) the foregoing shall not apply to restrictions or conditions imposed by, or rights arising under, any Swap Agreement permitted or not restricted by this Agreement, any reinsurance agreement or retrocession agreement permitted or not restricted by this Agreement, any agreement relating to Indebtedness permitted or not restricted by this Agreement, or any transaction giving rise to a Lien permitted or not restricted by this Agreement, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (v) this Section 7.10 shall not apply to (A) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements or other arrangement, including with respect to intellectual property and other agreements or other arrangements, in each case entered into in the ordinary course of business; provided that such provisions apply only to the assets that are the subject of such lease, sub-lease, license, sub license or other agreement or other arrangement and shall not apply to any other assets of the Parent or any Borrower, and (vi) the foregoing shall not apply to the arrangements set forth on Schedule 7.10 hereto and other agreements and arrangements, to the extent approved by the Agent for purposes of this Section 7.10, entered into by the Obligors from time to time.
Article 8
Events Of Default
Section 8.1.Events of Default.
Each of the following shall constitute an “Event of Default”:
(a)Non-Payment. The Borrowers fail to pay (i) when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, any amount of principal of any Loan, (ii) within three (3) days after the same becomes due, any interest or fee payable hereunder or under any other Loan Document or (iii) any other amount payable hereunder or under any other Loan Document when due and such failure continues for a period of five (5) days after the date upon which written notice thereof is given to the Borrower Representative by the Agent or the Required Lenders; or
(b)Representation or Warranty. Any representation or warranty made or deemed made by or on behalf of the Parent or any Borrower pursuant to any Loan Document or in any certificate or other document furnished by (or on behalf of) the Borrowers pursuant to any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or
(c)Specific Defaults. Any Obligor fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.04 (with respect to any Obligor’s corporate existence) or Article 7; or
(d)Other Defaults. The Parent or any Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) actual knowledge by any Borrower of any such default and (ii) the date upon which written notice thereof is given to the Borrower Representative by the Agent or the Required Lenders; or
(e)Cross-Default. (i) The Parent or any Borrower (A) fails to make any payment in respect of any Indebtedness (other than the Obligations) having an aggregate outstanding principal amount of more than the Threshold Amount (in the aggregate for all such Indebtedness), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) after giving effect to any applicable grace period; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness (and, in each case, such failure or event continues after the applicable grace or notice period, if any, specified in the relevant document) if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity; or (ii) (w) an Event of Default (as defined in an applicable Swap Contract) occurs under any Swap Contract as to which the Parent or any Borrower is the Defaulting Party (as defined in such Swap Contract) and the Non-defaulting Party (as defined under such Swap Contract) has designated an Early Termination Date (as defined in such Swap Contract) for all outstanding transactions under such Swap Contract as a result of such Event of Default and (x) the Swap Termination Value is greater than the Threshold Amount (in the aggregate for all such Swap Contracts); provided that (A) any failure, event or condition described in this Section 8.01(e) shall not at any time constitute an Event of Default unless, at such time, such failure, event or condition is unremedied and not waived by the holders of such Indebtedness or Swap Contract and (B) this clause (e) shall not apply to (1) secured Indebtedness that becomes due as a result of the Disposition of the property or assets (as permitted hereunder) securing such Indebtedness or that are the subject of such Swap Contract, (2) any guarantee that is satisfied promptly upon demand, (3) any voluntary prepayment, redemption, repurchase, conversion or settlement permitted hereunder with respect to any debt security, debt instrument or Swap Contract pursuant to its terms unless such prepayment, redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that otherwise constitutes an Event of Default or (4) any payment coming due or payable as a result of a change of control not constituting an Event of Default pursuant to subsection (k) below; or
(f)Insolvency; Voluntary Proceedings. Any Obligor (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; (iii) applies for or consents to the appointment of a receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or for a substantial and material part of its assets, or (iv) takes any action to effectuate or authorize any of the foregoing; provided that, for purposes of clarity, no liquidation, dissolution, reorganization or winding up of any Person (whether pursuant to a corporate or similar statute or a proceeding before a Governmental

Authority or otherwise) for purposes other than a settlement or compromise for the benefit of creditors shall constitute an Event of Default to the extent permitted by Section 7.05; or
(g)Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Parent or any Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Parent’s or any Borrower’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Parent or any Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) the Parent or any Borrower acquiesces in the appointment of a receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial and material portion of its property or business; or (iv) any Borrower shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; provided that, for purposes of clarity, no liquidation, dissolution, reorganization or winding up of any Person (whether pursuant to a corporate or similar statute or a proceeding before a Governmental Authority or otherwise) for purposes other than a settlement or compromise for the benefit of creditors shall constitute an Event of Default to the extent permitted by Section 7.05; or
(h)Pension Plans. Any ERISA Event has occurred that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, or steps are taken to terminate any Multiemployer Plan and such termination would reasonably be expected to result in a Material Adverse Effect; or
(i)Material Judgments. One or more judgments or decrees shall be entered against the Parent or any of the Borrowers involving in the aggregate a liability (to the extent not paid or covered by insurance as to which the relevant insurance company has not denied coverage or by a creditworthy (as reasonably determined by the Borrowers) indemnitor) of the Threshold Amount or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, or any action shall be taken by a judgment creditor to attach or levy upon a substantial and material part of the assets of any Obligors to enforce any such judgment or decree; or
(j)Change of Control. There occurs any Change of Control; or
(k)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations (other than contingent Obligations), ceases to be in full force and effect; or any Obligor contests in writing the validity or enforceability of any provision of any Loan Document; or any Obligor denies in writing that it has any or further liability or obligation under any material provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or
(l)Liens. Any Lien on the material assets of the Obligors purported to be created under any Security Document shall cease to be, or shall be asserted by any Obligor in writing not to be, a valid and perfected Lien on any Collateral covered thereby, with the priority required by the applicable Security Document (except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or as a result of the Agent’s failure to maintain possession of any stock certificates, promissory notes or other documents or possessory collateral delivered to it under any Security Document or to file or continue any UCC or similar statements).

Section 8.2.Remedies.
If any Event of Default shall have occurred and be continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders,
(a)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, whereupon such Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and
(b)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;
provided that upon the occurrence of any event specified in Section 8.01(f) or Section 8.01(g) with respect to the Obligors (upon the expiration of the 60-day period mentioned therein, if applicable), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers.
Section 8.3.Rights Not Exclusive.
The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
Section 8.4.Clean-up Period
(a)Notwithstanding anything to the contrary in this Agreement or any other provision of the Loan Documents, if there exists any matter or circumstance with respect to the Company and its Subsidiaries that was in existence on or prior to the date the relevant acquisition of the Company was consummated (and not, for the avoidance of doubt, occurring or arising after such date) and would constitute or otherwise cause a Default or an Event of Default (any such matter or circumstance, a “Relevant Matter”), then during the Clean-up Period (A) such Relevant Matter shall not constitute a breach of a representation, covenant or any other term or condition of any Loan Document, and shall not constitute a Default or an Event of Default, (B) such Relevant Matter shall not cause any condition to Credit Extensions hereunder to not be satisfied (and shall not otherwise prevent the Borrower from making any borrowing under this Agreement), and (C) the Agent shall not be entitled to exercise any rights or remedies under Section 8.01 with respect to such Relevant Matter. For the avoidance of doubt, if such Relevant Matter is continuing after the expiration of the Clean-up Period, then any relevant Default or Event of Default, as applicable, shall be deemed to have occurred and be continuing as of the applicable Clean-up Expiration Date notwithstanding the above and all other rights and remedies shall be available and exercisable.
(b)Paragraph (a) above shall not apply with respect to any Relevant Matter to the extent that it:
(i)would have, or would be reasonably likely to have, a Material Adverse Effect;

(ii)has been knowingly procured by or approved by the board of directors (or equivalent body) of the Parent or the Borrower or any Subsidiary of the Parent (other than the Company or its Subsidiaries) (provided that knowledge of the existence Relevant Matter does not equate to procurement or approval); or
(iii)is not capable of being cured.
Article 9
The Agent
Section 9.1.Appointment and Authority.
Each of the Lenders hereby irrevocably appoints UBS AG, Stamford Branch to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than as set forth in Section 9.05, Section 9.06, Section 9.09 and Section 9.10) are solely for the benefit of the Agent and the Lenders, and neither the Borrowers nor any other Obligor shall have rights as a third party beneficiary of any of such provisions.
Section 9.2.Rights as a Lender.
The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.3.Exculpatory Provisions.
No Agent-Related Person shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent-Related Person:
(a)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that, with respect to the Agent, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent-Related Person shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent-Related Person to liability or that is contrary to any Loan Document or applicable law; and
(c)shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, shall be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent, any Agent-Related Person or any of their respective Affiliates in any capacity.

No Agent-Related Person shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of such Agent-Related Person’s own gross negligence or willful misconduct. No Agent-Related Person shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent-Related Person by the Borrower Representative or a Lender.
No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent-Related Person.
Section 9.4.Reliance by the Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.5.Delegation of Duties.
The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent.
Section 9.6.Resignation of the Agent.
The Agent may at any time give notice of its resignation to the Lenders and the Borrower Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower Representative, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above with the consent of the Borrower Representative; provided that if the Agent shall notify the Borrower Representative and the

Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as a successor Agent shall be appointed as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as the Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) the Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as the Agent.
Section 9.7.Non-Reliance on the Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon any Agent- Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.8.No Other Duties, Etc.
Anything herein to the contrary notwithstanding, the Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.
Section 9.9.The Agent May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.07, 10.04 and 10.05) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.07, 10.04 and 10.05.
Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.10.Collateral and Guaranty Matters.
The Lenders irrevocably authorize and instruct the Agent to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made) and the expiration or termination of all Commitments, (ii) that is transferred, sold or otherwise disposed of or to be transferred, sold or otherwise disposed of (other than to the Borrowers or the Guarantor) as part of or in connection with any transfer, sale or other disposal permitted hereunder or under any other Loan Document; or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders; and
Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release its interest in particular types or items of property. In each case as specified in this Section 9.10, upon the receipt of a certificate of a Responsible Officer of the Borrower Representative certifying that such release is permitted hereunder (on which the Agent may conclusively rely without any further inquiry) the Agent will (and each of the Lenders irrevocably authorizes and directs the Agent to), at the Borrowers’ expense, execute and deliver to the applicable Obligor such documents or take any action as such Obligor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Loan Documents and this Section 9.10.
Section 9.11.Indemnification of Agent-Related Persons.
Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective portions of the total Loans held on the date on which indemnification is sought, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; and provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.11. Without limitation of the foregoing, each Lender shall reimburse each Agent-Related Person upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that such Agent-Related Person is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 9.11 shall survive the payment of all other Obligations and the resignation of the Agent or any Agent-Related Person.
Section 9.12.Withholding Tax.
The Agent agrees to act as the U.S. federal withholding Tax agent with respect to all amounts payable by it under the Loan Documents. The Agent shall withhold from any payment to any Lender an amount equal to any withholding Tax required to be withheld by any applicable law. If the IRS or any Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Borrowers and without limiting or expanding the obligation of the Borrowers to do so) for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this Article 9. The agreements in this Article 9 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.
Section 9.13.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(i)(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.14.Erroneous Payments.
(a)If the Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 9.14 and held in trust for the benefit of the Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 9.14(b).
For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 9.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9,14(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower Representative) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower Representative or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Lender, (D) the Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment.
(ii)    Subject to Section 11.07 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrowers or otherwise)), the Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Obligors’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Obligor; provided that this Section 9.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrowers for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the

Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Article 10
Guaranty
Section 10.1.Guaranty of the Obligations.
The Guarantor hereby irrevocably and unconditionally guaranties to the Agent for the ratable benefit of the Secured Parties the due and punctual payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to the Borrowers, and all other Obligations from time to time owing to the Secured Parties by any Obligor under any Loan Document, in each case, strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).
Section 10.2.Payment by Guarantor.
The Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Person, that upon the failure of any Borrower to pay in full any of the Guaranteed Obligations when and as the same shall become due (after giving effect to any applicable grace periods), whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any other Debtor Relief Law), the Guarantor will promptly pay, or cause to be paid, in cash to the Agent for the ratable benefit of Secured Parties without any demand or notice whatsoever, an amount equal to the full unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower becoming the subject of a case under the Bankruptcy Code or any other Debtor Relief Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid and in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Any payment made in accordance with this section shall be without defense, recoupment, setoff or counterclaim, free of any restriction or condition (other than Payment in Full of the Guaranteed Obligations).
Section 10.3.Liability of Guarantor Absolute.
The Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and, to the extent permitted by applicable law, shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

(a)this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of the Guarantor and not merely a contract of surety;
(b)the Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Secured Party with respect to the existence of such Event of Default;
(c)the obligations of the Guarantor hereunder are independent of the obligations of any Borrower and the obligation of any other guarantor of the obligations of any Borrower;
(d)payment by any Person of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Agent is awarded a judgment in any suit brought to enforce the Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release the Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit;
(e)any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to the Guarantor;
(f)any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise in any way to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may:
(i)renew, extend, accelerate, increase the principal amount of, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations in accordance with the terms of the underlying Loan Documents (including, without limitation, any amendment thereto, consent to departure therefrom, or waiver thereof);
(ii)settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations;
(iii)request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations;
(iv)in accordance with the terms of the underlying Loan Documents (including any amendment thereto, consent to departure therefrom, or waiver thereof), release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations;
(v)enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case, as such Secured Party in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Borrower or any security for the Guaranteed Obligations; and
(vi)exercise any other rights available to it under the Loan Documents;
(g)this Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including the occurrence of any of the following, whether occurring before, upon or after any demand for payment hereunder, and whether or not the Guarantor shall have had notice or knowledge of any of them: (i) the asserting or enforcing of any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto or with respect to any other guarantee of or security for the payment of the Guaranteed Obligations; (ii) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents and/or at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of this Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case, whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iv) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (v) the application of payments received from any source (other than payments received pursuant to the other Loan Documents, or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (vi) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of any Obligor or any of its Subsidiaries, any change in the ownership, control, name, objects, business or assets of any Obligor, any corresponding restructuring of the Guaranteed Obligations; any amalgamation or consolidation of any Obligor with any other Person or the consent thereto by any Secured Party to the extent that such actions are not permitted hereunder; (vii) any failure to perfect or continue perfection (or the release) of any Lien in any collateral which secures any of the Guaranteed Obligations; (viii) any defenses, set-offs or counterclaims which any Obligor may allege or assert against any Secured Party or any other Obligor or Person in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; (ix) any limitation of status or power, disability, in capacity or other circumstance relating to any other Obligor or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting any other Obligor or any other Person; and (x) other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.
Section 10.4.Waivers by Guarantor.
The Guarantor hereby waives, to the extent permitted by applicable law, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by the Guarantor, to (i) proceed against any Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Person including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Person from any cause other than Payment in Full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct (as determined in a final and non-appealable judgment by a court of competent jurisdiction); (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of the Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) except as expressly set forth herein, all notices, demands, presentments, protests, notices of protest, notices of dishonor or non-payment, notices or proof of reliance, and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrowers and notices of any of the matters referred to in Section 10.03 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
Section 10.5.Guarantor’s Rights of Subrogation, Etc..
Until the Guaranteed Obligations shall have been Paid in Full and all Commitments shall have terminated, the Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other guarantor of the Obligations or any of its assets in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations shall have been Paid in Full and all Commitments shall have terminated, the Guarantor shall withhold exercise of any right of contribution the Guarantor may have against any other guarantor of the Guaranteed Obligations. The Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution the Guarantor may have against any such other guarantor, shall be junior and subordinate in right of payment and security to any rights any Secured Party may have against any Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to the Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been Paid in Full, such amount shall be held in trust for the Agent on behalf of the Secured Parties and shall forthwith be paid over to the Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 10.6.Subordination of Other Obligations.
Any Indebtedness of any Borrower now or hereafter held by (or owing to) any the Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Secured Parties and, upon notice from the Agent acting at the direction of the Required Lenders (other than upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g) in which case no notice shall be required), shall forthwith be paid over to the Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
Section 10.7.Continuing Guaranty.
This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been Paid in Full and all Commitments shall have terminated. The Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations prior to the Payment in Full of the Guaranteed Obligations and the termination of the Commitments.
Section 10.8.Authority of Guarantor or Borrowers.
It is not necessary for any Secured Party to inquire into the capacity or powers of the Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
Section 10.9.Financial Condition of Borrowers.
Any Credit Extension may be made to the Borrowers or continued from time to time without notice to or authorization from the Guarantor regardless of the financial or other condition of any Borrower at the time of any such grant or continuation. No Secured Party shall have any obligation to disclose or discuss with the Guarantor its assessment of the financial condition of any Borrower. The Guarantor has adequate means to obtain information from each Borrower on a continuing basis concerning the financial condition of such Borrower and its ability to perform its obligations under the Loan Documents, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. The Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by any Secured Party.
Section 10.10.Bankruptcy, Etc..
(a)The obligations of Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any

Borrower or by any defense which any Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)The Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantor and the Secured Parties that the Guaranteed Obligations which are guaranteed by the Guarantor pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations. The Guarantor will in such capacity permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Agent, or allow the claim of the Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
Section 10.11.Release of Guarantor.
The Guaranty made herein shall remain in full force and effect until the Obligations have been Paid in Full and the Commitments have been terminated, at which time the Guarantor shall be automatically released from its obligations under this Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document.
Section 10.12.Remedies.
The Guarantor agrees that, as between the Guarantor and the Secured Parties, the obligations of the Borrowers under this Agreement may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 10.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantor for purposes of this Article 10.
Section 10.13.Instrument for the Payment of Money.
The Guarantor hereby acknowledges that the guaranty in this Article 10 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Agent, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 10.14.General Limitation on Guaranty Obligations.
In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other applicable law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 10.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Guarantor, any Borrower or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty, but before giving effect to any other guarantee) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Article 11
Miscellaneous
Section 11.1.Amendments and Waivers.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Obligor therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Obligor, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(b)postpone or delay the maturity of the Loans, or any scheduled date of payment of the principal amount of the Loans, or any date for the payment of any interest, premium or fees due to the Lenders (or any of them) hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby (other than as a result of (i) waiving an Event of Default in accordance with the terms hereof, (ii) waiving default interest hereunder to the extent a waiver of the underlying default giving rise to such default interest does not require a vote of all Lenders, (iii) rescinding the acceleration of the Loans under Section 8.02 or (iv) waiving a mandatory prepayment to be made hereunder);
(c)amend the definition of “Required Lenders” without the consent of each Lender;
(d)[reserved];
(e)release all or substantially all of the Collateral from the Transaction Liens or all or substantially all of the value of the Guarantee (except (i) as expressly permitted under the Loan Documents or (ii) in connection with a “credit bid” undertaken by the Agent at the direction of the Required Lenders pursuant to Section 363(k), Section 11.29(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Loan Documents (in which case only the consent of the Required Lenders will be needed for such release), without the written consent of each Lender;
(f)amend this Section 11.01 without the written consent of each Lender;

(g)change Section 2.11 or amend the definition of “Pro Rata Share” in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(h)consent to the assignment or transfer by any Borrower of any of its rights and obligations under any Loan Document without the written consent of each Lender;
(i)amend, modify, terminate or waive any provision of the Loan Documents as the same applies to the Agent or the Arranger, or any other provision hereof as the same applies to the rights or obligations of the Agent or the Arranger, in each case without the consent of the Agent or Arranger, as applicable;
provided, further, that any fee agreement referred to in Section 2.08 may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.
Notwithstanding anything to the contrary in this Agreement (including, without limitation, this Section 11.01) or any other Loan Document to the contrary, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except for any amendment, waiver or consent pursuant to Section 11.01(a), (b) or (c); (ii) this Agreement and the other Loan Documents may be amended, restated, amended and restated, supplemented, or otherwise modified to effect any changes contemplated by Section 3.08, including any Conforming Changes (and the Agent and the Borrowers may effect such amendments to this Agreement and the other Loan Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrowers, in accordance with Section 3.08, including any technical and conforming modifications to the Loan Documents to the extent necessary); (iii) no Lender consent is required to effect any amendment or supplement to any intercreditor or subordination agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such intercreditor or subordination agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor or subordination agreement as, in the good faith determination of the Agent, are required to effectuate the foregoing so long as such other changes are not materially adverse to the interests of the Lenders) (iv) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Agent only to cure any ambiguity, omission, mistake, defect or inconsistency; and (v) guarantees, collateral documents and related documents executed by the Obligors in connection with this Agreement may be in a form reasonably determined by the Agent and may be, together with any other Loan Document, entered into, amended, restated, amended and restated, supplemented, waived or otherwise modified, without the consent of any other Person, by the applicable Obligor or Obligors and the Agent in its sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit the Secured Parties, (B) as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes, defects or inconsistencies or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents; provided that with respect to clause (ii)(A), (iii), (iv) and (v) above, the Agent may in its discretion seek approval for such changes from the Lender and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five (5) Business Days’ prior written notice of such change and the Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Section 11.2.Notices.
(a)Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic transmission). All such written notices shall be mailed, emailed, faxed or delivered to the applicable address, facsimile number (provided that any matter transmitted by facsimile (1) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (2) shall be followed promptly by delivery of a hard copy original thereof) or (subject to subsection (b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrowers or the Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower Representative and the Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the U.S. mails, via certified mail, return receipt requested, postage prepaid; (C) if delivered by facsimile or electronic mail, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (b) below), when delivered; provided that notices and other communications to the Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.
(b)Electronic Communications:
(i)Notices and other communications to the Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to the Agent or, any Lender pursuant to Article 2 if such Person has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii)The Parent and each of its Subsidiaries understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of the Agent or its Related Persons or material breach of the Loan Documents by the Agent or its Related Persons.
(iii)The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of Agent-Related Persons warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non- infringement of third party rights or freedom from viruses or other code defects is made by Agent-Related Persons in connection with the Platform or the Approved Electronic Communications.
(iv)The Parent, each of its Subsidiaries and each Lender agrees that the Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Agent’s customary document retention procedures and policies.
(v)Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.
(c)The Agent-Related Persons and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower Representative.
Section 11.3.No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 11.4.Costs and Expenses.
The Borrowers agree (a) to pay or reimburse each Agent-Related Person for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated) and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which Attorney Costs shall be limited to the reasonable, documented, out-of-pocket fees and disbursements of (x) one primary counsel for Agent-Related Persons taken as a whole, (y) if reasonably necessary, (i) one firm of regulatory counsel and (ii) one firm of additional local counsel in each relevant material jurisdiction (which may be a single firm for multiple jurisdictions) and (z) in the case of an actual or potential conflict of interest, one additional regulatory counsel and one additional counsel in each applicable jurisdiction to the affected Agent-Related Person or other persons similarly situated, taken as a whole and (b) to pay or reimburse each Agent-Related Person and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement (including, but not limited to this Section 11.04) or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including in any Insolvency Proceeding or appellate proceeding), including all reasonable, documented, out-of-pocket fees and expenses of external legal counsel, which legal counsel shall be limited to the reasonable, documented, out-of-pocket fees and expenses of (x) one primary counsel for Agent-Related Persons taken as a whole, (y) if reasonably required by the Agent, (i) one additional firm of regulatory counsel and (ii) one additional firm of local counsel for Agent-Related Persons in each relevant material jurisdiction (which may be a single firm for multiple jurisdictions) and (z) in the case of an actual or potential conflict of interest, one additional firm of regulatory counsel and one additional firm of counsel in each applicable jurisdiction to the affected Agent-Related Person or other persons similarly situated, taken as a whole. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto and other reasonable out-of-pocket expenses incurred by each Agent-Related Person and, to the event consented to by the Borrower Representative, the cost of independent public accountants and other outside experts (subject to the limitations above) retained by the Agent. All amounts due under this Section 11.04 shall be payable within thirty (30) days after written demand therefor together with, backup documentation supporting such payment or reimbursement request. The agreements in this Section 11.04 shall survive the repayment of the Loans and the other Obligations.
Section 11.5.Borrower Indemnification; Damage Waiver.
Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Related Persons involved with the Transactions (collectively the “Indemnified Persons”) from and against any and losses, claims, damages or liabilities and the reasonable and documented and invoiced out-of-pocket expenses (including reasonable out-of-pocket Attorney Costs but solely to the extent set forth below) of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against any such Indemnified Person by any third party or by the Borrowers or any other Obligor in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any Environmental Liability related to the Parent or any of its Subsidiaries or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnified Person; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person or its Related Persons, (y) arise out of or is in connection with any claim, litigation, loss or proceeding not involving an act or omission of the Obligors and that is brought by an Indemnified Person against another Indemnified Person (other than against the Agent in its capacity as such) or (z) result from the settlement of a claim by such Indemnified Person without the Borrowers’ consent (such consent not to be unreasonably withheld, conditioned or delayed); provided that if there is a final judgment against an Indemnified Person in any such proceeding, the Borrowers agree to indemnify and hold harmless each Indemnified Person to the extent and in the manner set forth above; provided, further that such indemnity shall be limited, in the case of legal fees and expenses, to the reasonable out-of-pocket fees and expenses of (a) one firm of counsel for all Indemnified Persons, taken as a whole, and, solely in the case of a conflict of interest, one additional firm of counsel to all other Indemnified Persons, taken as a whole, and (b) if reasonably necessary, one firm of regulatory counsel and one firm of local counsel to such Persons, taken as a whole, in any relevant material jurisdiction (which may be a single firm for multiple jurisdictions) and, solely in the case of an actual or potential conflict of interest where the Indemnified Person(s) affected by such conflict retains their own counsel, one additional firm of regulatory counsel and additional firm of local counsel in such relevant material jurisdiction (which may be a single firm for multiple jurisdictions) to all other Indemnified Persons, taken as a whole. No Person party to this Agreement or its Related Persons shall be liable for any damages arising from the use by others (other than its Related Persons) of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any such Person have any liability for any indirect, special, punitive or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.05 shall be payable within thirty (30) days after written demand therefor together with backup documentation supporting such indemnification request. The agreements in this Section 11.05 shall survive the resignation of the Agent, the replacement of any Lender and the repayment, satisfaction or discharge of the Loans and all the other Obligations. This Section 11.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
Section 11.6.Marshalling; Payments Set Aside.
Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Obligor or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrowers make a payment to the Agent or the Lenders (or to the Agent, on behalf of Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or the proceeds of such enforcement or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.
Section 11.7.Assignments, Successors, Participations, Etc.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, provided that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.07(b), or (ii) by way of participation in accordance with the provisions of Section 11.07(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (as defined below) to the extent provided in Section 11.07(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan)); provided that:
(i)in the case of assignments of Loans (or any Commitment therefor), except in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans (or any Commitment therefor) at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Loans (or any Commitment therefor) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing pursuant to Section 8.01(a), (f) or (g), the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower Representative shall be deemed to have consented unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof;
(ii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned under the Term Loan Facility;
(iii)the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption; such Assignment and Assumption to be (A) electronically executed and delivered to the Agent via an electronic settlement system then acceptable to the Agent (or, if previously agreed with the Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Agent in its sole discretion;
(iv)the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire, in the form prescribed by the Agent; and
(v)the Initial Lender shall not be permitted to assign any Loans (other than to its Affiliates and Approved Funds) if, immediately after giving effect to such proposed assignment, the Initial Lender, together with its Affiliates and Approved Funds, would hold less than 51.0% of the outstanding principal amount of the Loans.
Subject to acceptance and recording thereof by the Agent pursuant to Section 11.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, (provided that, with respect to circumstances in effect on the effective date of such Assignment and Assumption, an Eligible Assignee shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive had the assignment not taken place) and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(e).
(c)[Reserved].
(d)Register. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and each Lender (with respect to its own interests in the Term Loan Facility only) at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Agent, sell participations to any Person (other than a natural person or the Parent or any of its Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant. Except to the extent limited by Section 11.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (subject to the limitations and requirements of such Sections (including Section 3.01(e) and Section 3.01(f)) and Section 3.07, as if such Participant were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.
Each Lender that sells a participation pursuant to this Section 11.07(e) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrowers, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to the Loans or other obligations under the Loan Documents (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)Limitations upon Participant Rights. The Obligors shall not be obligated to make any greater payment under Section 3.01 or 3.03 than the Obligors would have been obligated to make in the absence of any participation.
(g)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 11.8.Confidentiality.
Each Agent-Related Person and each Lender shall maintain the confidentiality of all information provided to it by or on behalf of the Parent or any Subsidiary, or by the Agent on the Parent’s or such Subsidiary’s or Affiliate’s behalf, under this Agreement or any other Loan Document, it being understood and agreed by the Borrowers that, in any event, the Agent may disclose such information to the Lenders and each Lender may make disclosures thereof to the extent such information (i) was or becomes generally available to the public other than as a result of improper disclosure by the Lender or its Related Persons or was in the Agent’s or such Lender’s possession (not in violation of any other provision of this Section 11.08) or (ii) was or becomes available on a non-confidential basis from a source (other than the Borrowers or any of their Related Persons) not known after due inquiry by such Person to be prohibited from disclosing such information to such Person by a legal, contractual or fiduciary obligation; provided that any Lender may disclose such information (a) at the request or pursuant to any requirement of any Governmental Authority or representative thereof to which the Lender is subject (including the NAIC) or in connection with an examination of such Lender by any such authority (in which case, except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority and to the extent practicable and not prohibited by law, such Person agrees to (i) use commercially reasonable efforts to notify the Borrower Representative of the proposed disclosure in advance of such disclosure and if unable to notify the Borrower Representative in advance of such disclosure, such notice shall be delivered to the Borrower Representative promptly thereafter to the extent permitted by law and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment); (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable Requirement of Law (in which case, except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority and to the extent practicable and not prohibited by law, such Person agrees to use commercially reasonable efforts to notify the Borrower Representative of the proposed disclosure in advance of such disclosure and if unable to notify the Borrower Representative in advance of such disclosure, such notice shall be delivered to the Borrower Representative promptly thereafter to the extent permitted by law); (d) to the extent reasonably required in connection with any litigation or proceeding involving the Obligors to which the Agent or any Lender or their respective Affiliates may be party; (e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (f) to such Lender’s independent auditors and other professional advisors on a confidential basis; (g) to any Participant, Lender or Eligible Assignee, actual or potential; provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder or on terms no less restrictive than those set forth in this Section 11.08; provided, however, that such writing may take the form of a “click-through” agreement on the part of the recipient to access such information; (h) to its Affiliates and to their respective officers, directors, employees, legal counsel, independent auditors and other advisors, or agents who need to know such information in connection with the transactions contemplated hereby and are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential; provided, that such Person shall be responsible for its Affiliates’ and such other Persons’ compliance with this subsection (h) and that such Affiliates and other Persons are not insurance companies; (i) to any other party to this Agreement; (j) to any pledgee referred to in Section 11.07(g) or any direct or indirect contractual counterparty or prospective counterparty (or such counterparty’s or prospective counterparty’s professional advisor) to any swap or derivative transaction relating to obligations of the Parent or any of its Subsidiaries (so long as all parties, including all counterparties and advisors agree to be bound by the provisions of this Section 11.08 or other provisions at least as restrictive as this Section 11.08); (k) to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Parent or any Subsidiary received by it from the Agent or any Lender; and (l) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans. In addition, the Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. In the case of confidential information received from the Parent or any Subsidiary after the date hereof, such information shall be treated as confidential unless clearly identified at the time of delivery as non-confidential.
Section 11.9.Set-off.
In addition to any rights and remedies of the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured; provided that (a) neither any Lender nor any of its Affiliates shall be entitled to exercise any such set off with respect to any trust, tax reserve or payroll account and (b) such rights may be exercised only at the direction of the Agent or the Required Lenders. Each Lender agrees to promptly notify the Borrower Representative and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 11.10.Notification of Addresses, Lending Offices, Etc.
Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.
Section 11.11.Effectiveness; Counterparts.
This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrowers and the Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or other electronic transmission (e.g., “.pdf’ or “.tif’) shall be effective as delivery of a manually executed counterpart hereof.
Section 11.12.Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 11.13.Severability.
If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lenders in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
Section 11.14.Replacement of Defaulting Lenders and Non-Consenting Lenders.
If any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice by the Borrower Representative to such Lender and the Agent, (i) replace such Lender by causing such Lender to assign its Loans (with the assignment fee to be paid by the Borrowers in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees identified by the Borrower Representative or (ii) notwithstanding Section 2.11, terminate the applicable Commitments of such Lender and repay all Obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.01, 3.03 and 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts)).
With respect to clause (i) above, no action by or consent of a Defaulting Lender or a Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrowers, the Agent, such Defaulting Lender or such Non-Consenting Lender and the replacement Lender shall otherwise comply with this Section 11.14; provided that if such Defaulting Lender or such Non-Consenting Lender does not comply with this Section 11.14 within one Business Day after the Borrowers’ request, compliance with this Section 11.14 shall not be required to effect such assignment.
Section 11.15.Governing Law; Jurisdiction; Consent to Service of Process; Process Agent; Sovereign Immunity.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Lender or the Agent may otherwise have to bring any action or proceeding relating to any Loan Document against any Obligor or its properties in the courts of any jurisdiction.
(c)Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection (b) of this Section 11.15. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
(d)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.02. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
(e)Cirrata UK hereby irrevocably appoints the Borrower Representative (in such capacity, the “Process Agent”), as its agent to receive on behalf of Cirrata UK service of the summons and complaint and any other process which may be served in any action or proceeding described above. Such service may be made by mailing or delivering a copy of such process to Cirrata UK, in care of the Process Agent at the address specified for such Process Agent, and Cirrata UK hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Cirrata UK covenants and agrees that, for so long as it shall be bound under this Agreement or any other Loan Document, it shall maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for the purposes of any legal action, suit or proceeding brought by any party in respect of this Agreement or such other Loan Document and shall keep the Agents advised of the identity and location of such agent. If for any reason there is no authorized agent for service of process in New York, Cirrata UK irrevocably consents to the service of process out of the said courts by mailing copies thereof by registered United States air mail postage prepaid to it at its address specified in Section 11.02. Nothing in this Section 11.15 shall affect the right of any Secured Party to (i) commence legal proceedings or otherwise sue Cirrata UK in the country in which it is domiciled or in any other court having jurisdiction over Cirrata UK or (ii) serve process upon Cirrata UK in any manner authorized by the laws of any such jurisdiction.
(f)Each Borrower waives any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process to which it or its properties or assets may be entitled. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Borrower irrevocably waives such immunity in respect of its obligations under the Loan Documents.
Section 11.16     Waiver of Jury Trial.
EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
Section 11.17.USA PATRIOT Act Notice.
Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the Patriot Act.
Section 11.18.Entire Agreement.
This Agreement, together with the other Loan Documents and any separate agreements with respect to fees payable to the Agent, embodies the entire agreement and understanding among the Borrowers, the Lenders and the Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
Section 11.19.Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 11.20.Obligations Several; Independent Nature of Lenders’ Right.
The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
Section 11.21.No Fiduciary Duty.
The Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Obligors, their stockholders and/or their affiliates. Each Obligor agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Obligor, its stockholders or its affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Obligors, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person. Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Obligor agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Obligor, in connection with such transaction or the process leading thereto.
Section 11.22.Acknowledgment and Consent to Bail-In of Affected Financial Institutions
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 11.23.Acknowledgment and Consent Regarding Any Supported QFCs
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
(b)As used in this Section 11.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 11.24.Lender Action.
Each Lender (and each Secured Party by accepting the benefits of the Collateral) agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Obligor or any other obligor under any of the Loan Documents or any other document secured by the Collateral) (including the exercise of any right of set off, rights on account of any bankers’ liens or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such obligor, without the prior written consent of the Agent or Required Lenders.
Section 11.25.Joint and Several Liability of the Borrowers.
Notwithstanding anything to the contrary contained elsewhere in this Agreement or any other Loan Document, it is understood and agreed by the parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, all Loans, and all other Obligations pursuant to this Agreement and each other Loan Document (including all fees, indemnities and other Obligations in connection therewith) shall constitute the joint and several obligations of each of the Borrowers. The Borrowers shall be jointly and severally liable for all Obligations regardless of which Borrower actually receives the proceeds of any Loan. In addition to the direct (and joint and several) obligations of the Borrowers with respect to Obligations as described above, each Borrower agrees that all such Obligations shall be guaranteed pursuant to and in accordance with the terms of the Guaranty, which is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 11.25 shall not be discharged until Payment in Full of the Obligations has occurred.
Section 11.26.Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law)

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

CIRRATA GROUP LLC,
as a Borrower
By:    . /s/ Stephen M. Ksenak .
Name: Stephen M. Ksenak
Title:    Senior Managing Director, General Counsel and     Assistant Secretary
CIRRATA V LLC,
as a Borrower
By:    . /s/ Stephen M. Ksenak .
Name: Stephen M. Ksenak
Title:    Senior Managing Director, General Counsel and     Assistant Secretary
CIRRATA V UK LIMITED,
as a Borrower
By:    . /s/ Stephen M. Ksenak .
Name: Stephen M. Ksenak
Title:    Director
AMBAC FINANCIAL GROUP, INC.,
as the Parent
By:    . /s/ Stephen M. Ksenak .
Name: Stephen M. Ksenak
Title:    Senior Managing Director, General Counsel and     Assistant Secretary
[Signature Page to Credit Agreement (Project Brio)]

UBS AG, STAMFORD BRANCH,
as Agent and Lender
By:      /s/ Danielle Calo .
    Name: Danielle Calo
    Title: Associate Director
By:      /s/ Muhammad Afzal .
    Name: Muhammad Afzal
    Title: Director

[Signature Page to Credit Agreement (Project Brio)]